AGREEMENT OF PURCHASE AND SALE




                     Dated as of November 30, 1998


                            by and between


                          BAYER CORPORATION

                                 and

                       SEROLOGICALS CORPORATION

                          TABLE OF CONTENTS

                                                                        Page

ARTICLE I DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . 1
1.1   Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II TERMS OF PURCHASE AND SALE. . . . . . . . . . . . . . . . . . . 7
2.1     Purchase and Sale. . . . . . . . . . . . . . . . . . . . . . . . . 7
2.2     Assumed Liabilities. . . . . . . . . . . . . . . . . . . . . . . . 9
2.3     The Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
2.4     Purchase Price and Payment . . . . . . . . . . . . . . . . . . . . 11
2.5     Purchase Price Adjustment. . . . . . . . . . . . . . . . . . . . . 11
2.6     Purchase Price Allocation. . . . . . . . . . . . . . . . . . . . . 13

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BAYER. . . . . . . . . . . . 13
3.1     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . 13
3.2     Absence of Certain Changes or Events . . . . . . . . . . . . . . . 13
3.3     Title to Assets. . . . . . . . . . . . . . . . . . . . . . . . . . 14
3.4     Patents, Trademarks, Etc . . . . . . . . . . . . . . . . . . . . . 14
3.5     Commitments. . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
3.6     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
3.7     Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . 15
3.8     Corporate Power and Authority; Effect of Agreement . . . . . . . . 16
3.9     Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . 16
3.10    Governmental Consents. . . . . . . . . . . . . . . . . . . . . . . 18
3.11    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
3.12    Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . 19
3.13    Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . 19
3.14    Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . 20
3.15    Finders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
3.16    Conveyance of Assets. . . . . . . . . . . . . . . . . . . . . . . .21
3.17    Title to Properties . . . . . . . . . . . . . . . . . . . . . . . .21
3.18    Software. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
3.19    Absence of Certain Practices. . . . . . . . . . . . . . . . . . . .22
3.20    Accounts Payable. . . . . . . . . . . . . . . . . . . . . . . . . .22
3.21    Accounts Receivable . . . . . . . . . . . . . . . . . . . . . . . .22
3.22    No Third Party Options. . . . . . . . . . . . . . . . . . . . . . .23
3.23    Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
3.24    Year 2000 Issues. . . . . . . . . . . . . . . . . . . . . . . . . .23
3.25    Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
3.26    Books and Records . . . . . . . . . . . . . . . . . . . . . . . . .23
3.27    Equipment and Personal Property . . . . . . . . . . . . . . . . . .24
3.28    Project . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
3.29    Disclaimers . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER. . . . . . . . . . .24
4.1     Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
4.2     Corporate Power and Authority; Effect of Agreement . . . . . . . . 25
4.3     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
4.4     Availability of Funds. . . . . . . . . . . . . . . . . . . . . . . 25
4.5     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
4.6     Finders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE V COVENANTS OF BAYER . . . . . . . . . . . . . . . . . . . . . . . 26
5.1     Cooperation by Bayer . . . . . . . . . . . . . . . . . . . . . . . 26
5.2     Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . . 26
5.3     Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
5.4     No Solicitation of Transactions. . . . . . . . . . . . . . . . . . 28
5.5     Books and Records; Personnel . . . . . . . . . . . . . . . . . . . 28
5.6     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . 28
5.7     Disclosure Schedule. . . . . . . . . . . . . . . . . . . . . . . . 29

ARTICLE VI COVENANTS OF PURCHASER . . . . . . . . . . . . . . . . . . . . .29
6.1     Cooperation by Purchaser . . . . . . . . . . . . . . . . . . . . . 29
6.2     Books and Records; Personnel . . . . . . . . . . . . . . . . . . . 29
6.3     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . 30

ARTICLE VII ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . . 30
7.1     Ancillary Agreements . . . . . . . . . . . . . . . . . . . . . . . 30
7.2     Covenant Not to Compete. . . . . . . . . . . . . . . . . . . . . . 31
7.3     Vehicle Leases. . . . . . . . . . . . . . . . . . . . . . . . . . .32
7.4     Recall and Notification . . . . . . . . . . . . . . . . . . . . . .32
7.5     Securities Exchange Act Compliance. . . . . . . . . . . . . . . . .32
7.6     Patent License . . . . . . . . . . . . . . . . . . . . . . . . . . 32
7.7     Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . 32
7.8     Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . 33

ARTICLE VIII CONDITIONS TO PURCHASER'S OBLIGATIONS . . . . . . . . . . . . 34
8.1     Representations, Warranties and Covenants of Bayer . . . . . . . . 34
8.2     No Prohibition . . . . . . . . . . . . . . . . . . . . . . . . . . 34
8.3     Governmental Consents . . . . . . . . . . . . . .. . . . . . . . . 34
8.4     Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
8.5     Title Insurance Policy . . . . . . . . . . . . . . . . . . . . . . 34
8.6     Material Adverse Changes . . . . . . . . . . . . . . . . . . . . . 35

ARTICLE IX CONDITIONS TO BAYER'S OBLIGATIONS . . . . . . . . . . . . . . . 35
9.1     Representations, Warranties and Covenants of Purchaser . . . . . . 35
9.2     No Prohibition . . . . . . . . . . . . . . . . . . . . . . . . . . 35
9.3     Governmental Consents. . . . . . . . . . . . . . . . . . . . . . . 36
9.4     Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

ARTICLE X EMPLOYMENT AND EMPLOYEE BENEFITS ARRANGEMENTS. . . . . . . . . . 36
10.1    Employment . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
10.2    Collective Bargaining Agreement. . . . . . . . . . . . . . . . . . 36
10.3    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . 36
10.4    Severance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
10.5    Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE XI TERMINATION PRIOR TO CLOSING. . . . . . . . . . . . . . . . . . 37
11.1    Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
11.2    Effect on Obligations. . . . . . . . . . . . . . . . . . . . . . . 38

ARTICLE XII INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . 38
12.1    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
12.2    Indemnification by Bayer. . . . . . . . . . . . . . . . . . . . .. 38
12.3    Indemnification by Purchaser . . . . . . . . . . . . . . . . . . . 39
12.4    Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
12.5    Limitations on Indemnification . . . . . . . . . . . . . . . . . . 41
12.6    Title Defects; Sole Remedy . . . . . . . . . . . . . . . . . . . . 41
12.7    Right to Contest Mechanics Liens . . . . . . . . . . . . . . . . . 42

ARTICLE XIII MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . 42
13.1    Interpretive Provisions. . . . . . . . . . . . . . . . . . . . . . 42
13.2    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . 42
13.3    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . 42
13.4    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
13.5    Modification and Waiver. . . . . . . . . . . . . . . . . . . . . . 43
13.6    Bulk Transfer Laws . . . . . . . . . . . . . . . . . . . . . . . . 43
13.7    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
13.8    Third Party Beneficiaries. . . . . . . . . . . . . . . . . . . . . 43
13.9    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
13.10   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . 44
13.11   Public Announcements . . . . . . . . . . . . . . . . . . . . . . . 45
13.12   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . 45

EXHIBITS

Exhibit 1 - Deed
Exhibit 2 - Project
Exhibit 2.5(a) - Total Assets and Total Liabilities
Exhibit 7.1(a) - Bayer Supply Agreement
Exhibit 7.1(b) - Purchaser Supply Agreement
Exhibit 7.1(c) - Transition Services Agreement
Exhibit 7.1(d) - Processing Agreement
Exhibit 8.5 - Title Matters
Exhibit 10.1 - Active and Inactive Employees
Exhibit 13.1 - Bayer Personnel with Knowledge of the Business

DISCLOSURE SCHEDULE

Section 2.1(a)(i) - Real Property
Section 2.1(a)(iv) - Certain Excluded Commitments
Section 2.1(a)(vi) - Certain Proprietary Rights
Section 2.1(a)(vii) - Certain Excluded Claim Rights
Section 2.1(a)(ix) - Certain Equipment and Personal Property
Section 2.1(a)(xii) - Certain Computer Software and Hardware
Section 2.1(a)(xiii) - Certain Assets
Section 2.1(b)(viii) - Certain Excluded Assets
Section 2.2(f)(ii) - Certain Retained Liabilities
Section 3.1, Part 1 - Financial Statements
Section 3.1, Part 2 - Variance from GAAP and International Accounting
                      Standards
Section 3.1, Part 3 - Liabilities not on Balance Sheet
Section 3.2 - Changes to the Business
Section 3.3 - Title to Assets; Liens
Section 3.4 - Proprietary Rights and Product Registrations
Section 3.5 - Commitments
Section 3.6 - Litigation
Section 3.7(a) - Compliance with Laws
Section 3.7(b) - Recall Letters, Warning Letters and 483s
Section 3.8(d) - No Conflict
Section 3.9 - Employee Benefits Plans and Benefit Arrangements
Section 3.10 - Governmental Consents
Section 3.11 - Taxes
Section 3.12 - Undisclosed Liabilities
Section 3.13 - Labor Matters
Section 3.14(a) - Environmental Matters
Section 3.16 - Assets used by the Business which are not included in the
               Assets
Section 3.17 - Owned and Leased Real Property
Section 3.18 - Software, Databases and Programs
Section 3.23 - Inventory
Section 3.28 - Project
Section 5.2 - Conduct of Business

                    AGREEMENT OF PURCHASE AND SALE

          This Agreement, dated as of this 30th day of November, 1998, by and between Bayer Corporation, an Indiana corporation ("Bayer"), and Serologicals Corporation, a Delaware corporation ("Purchaser").


                              WITNESSETH:

          WHEREAS, Bayer desires to sell, transfer, convey, assign and deliver to Purchaser, and Purchaser desires to acquire the Assets (as defined below) and assume certain liabilities from Bayer of the Pentex(r) blood proteins business carried on by or with respect to such Assets (the "Business") through Bayer's Diagnostics Business Group;

          WHEREAS, Bayer and Purchaser desire to enter into certain Ancillary Agreements (as defined below);

          NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and upon the terms and subject to the conditions hereinafter set forth, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:


                               ARTICLE I

                              DEFINITIONS

     I.1 Certain Defined Terms. As used in this Agreement, the following terms have the following meanings:

          "Acquired Business" has the meaning given it in Section 7.2(a).

          "Active Employees" means all active employees whose employment is exclusively related to the Business, as set forth in Exhibit 10.1.

          "Affiliate" means a person that, directly or indirectly, controls, or is controlled by, or is under common control with, another person.

          "Agreement" means this Agreement as executed on the date hereof and as amended or supplemented in accordance with the terms hereof.

          "Ancillary Agreements" means the agreements identified in
Section 7.1.



          "Ancillary Document" shall mean any agreement, certificate or other document executed on or prior to the Closing in connection herewith, except the Ancillary Agreements.


          "Approved Survey" has the meaning given it in Section 8.5.

          "Assets" has the meaning given it in Section 2.1(a).

          "Assumed Liabilities" has the meaning given it in Section 2.2(a).

          "Balance Sheet" has the meaning given it in Section 3.1.

          "Bayer" has the meaning given it in the preamble to this Agreement.

          "Bayer Certificate" means a certificate of Bayer, dated as of the Closing Date and signed by an officer of Bayer, certifying as to the fulfillment of the conditions set forth in Section 8.1.

          "Bayer Savings Plan" has the meaning given it in Section 10.3(b).

          "Bayer Supply Agreement" has the meaning given it in Section 7.1(a).

          "Books and Records" means the books and records of Bayer relating to the Business prior to the Closing.

          "Business" has the meaning given it in the recitals to this Agreement

          "Claim Rights" means, collectively, all causes of action, chooses in action, judgments, claims, indemnity rights or other rights (including rights arising under express or implied warranties).

          "Closing" means the closing of the transactions contemplated hereby.

          "Closing Date" has the meaning given it in Section 2.3.

          "Closing Net Assets" means (x) the sum of all Total Assets less (y) the sum of all Total Liabilities, in each case as of the Closing Date, calculated in accordance with Section 2.5.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commitments" means, collectively, all contracts and leases (including any and all amendments thereto) exclusively related to the Business to which Bayer or its Affiliates are parties or by which they are bound, including, without limitation, any and all contracts, purchase orders and other commitments and agreements relating to or arising out of the Project (excluding purchase orders and sales orders in the ordinary course of business).

                                   2

          "Competing Operations" has the meaning given it in Section 7.2(a).

          "Confidential Information" has the meaning given it in Section 6.4.


          "Confidentiality Agreement" means the letter agreement between Purchaser and Credit Suisse First Boston Corporation, dated September 2, 1998, relating to the possible sale of the Business.

          "Contamination" means the emission, discharge, release, or threatened emission, discharge or release, of any Hazardous Substance to, on, onto or into the environment (indoor and outdoor) and the effects of such emission, discharge, release or threatened emission, discharge or release, including, without limitation, the presence, existence or threat of any such Hazardous Substance.

          "Deed" means the special warranty deed, by which conveyance of the Real Property to Purchaser shall be accomplished, in the form attached hereto as Exhibit 1.

          "Disclosure Schedule" means the disclosure schedule, dated as of the date of this Agreement, delivered to Purchaser by Bayer in connection with this Agreement.

          "Disputed Items" has the meaning given it in Section 2.5(b).

          "Employee Benefit Plan" means any plan, program or arrangement defined in Section 3(3) of ERISA that is related to the Business.

          "Employee Pension Benefit Plan" means any plan, program or arrangement defined in Section 3(2) of ERISA that is related to the Business.

          "Employees" shall mean all Active and Inactive Employees who are employed by Purchaser.

          "Environmental Laws" means, collectively, any and all laws, ordinances, rules, and regulations currently in effect of any Governmental Authority relating to Hazardous Substances, Contamination, protection of the environment and/or protection of human health and safety.

          "Environmental Matters" means any matter arising out of or relating to occupational and human health and safety; Contamination that exceeds applicable cleanup standards or remediation thresholds, that otherwise triggers an obligation under applicable Environmental Laws or that otherwise has a Material Adverse Effect on the Business or the Assets, Environmental Laws, compliance with Environmental Laws or protection of the environment (indoor or outdoor), including, without limitation, any of the foregoing relating to the presence, use, production, generation, handling, transport, management, treatment, storage, disposal, distribution, discharge, release, migration, control or cleanup of, or exposure to, any Hazardous Substance or Hazardous Substance-containing material.

                                   3

          "Environmental Permits" means all permits, licenses, registrations and authorizations required by applicable Environmental Laws in order to operate the Business as currently operated by Bayer and as operated by Bayer as of the Closing Date.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means any entity that is a member of the "controlled group," as defined in Section 4001(a)(14) of ERISA, that includes Bayer.

          "Excluded Assets" has the meaning given it in Section 2.1(b).

          "FDA" has the meaning given it in Section 3.7(b).

          "Final Closing Net Assets" has the meaning given it in Section
2.5(d).

          "Final Closing Net Assets Schedule" has the meaning given it in
Section 2.5(d).

          "Financial Statements" has the meaning given it in Section 3.1.

          "Foreign Employees" has the meaning given it in Section 10.1.

          "GAAP" has the meaning given it in Section 3.1.

          "Governmental Authority" means any nation, or any political subdivision thereof, or any agency, court or body of any such governmental authority exercising executive, legislative, judicial, regulatory or administrative functions.

          "Governmental Plan" means any plan that is sponsored or maintained by a Governmental Authority to which Bayer contributes, or is required to contribute, on behalf of any Active or Inactive Employee.

          "Hazardous Substance" means any element, substance, compound or mixture, whether solid, liquid or gaseous, that: (i) is subject to regulation by any Governmental Authority pursuant to one or more
Environmental Laws; or (ii) the presence, existence or threat of which can give rise to a claim or liability under one or more Environmental Laws.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Inactive Employees" means all employees whose employment is exclusively related to the Business and who on the Closing Date are on a nonmedical leave, short-term disability or a medical leave of absence, as set forth in Exhibit 10.1.

          "Indemnified Party" has the meaning given it in Section 12.4.

                                   4

          "Indemnifying Party" has the meaning given it in Section 12.4.

          "Inventory" means, collectively, all inventories, raw materials, supplies and work-in-process used in the operation of the Business and owned by Bayer.

          "IRS" means the Internal Revenue Service.

          "Liens" means liens, charges, claims, options, pledges, security interests or other encumbrances.

          "Litigation" means any action, proceeding, claim, suit or investigation pending in any court by or before any Governmental Authority or by or before any arbitrator or mediator.

          "Loss" or "Losses" shall mean each and all of the following items to the extent actually incurred: claims, losses, liabilities, damages, judgments, interest, penalties and reasonable costs and expenses incurred in connection therewith (including, without limitation, reasonable fees and disbursements of consultants and counsel). Losses shall exclude any and all special, consequential, punitive, exemplary and duplicative damages.

          "Material Adverse Effect" means a material adverse effect on the assets, financial condition, operating results or business of the Business taken as a whole.

          "Mechanics' Liens" means Liens for mechanics, materialmen, laborers, employees or other persons or entities who supplied (or hereafter supply) work, materials or labor with respect to all or any portion of the Real Property or any future improvement or addition thereto.

          "Non-Compete Covenant" means the covenants and agreements contained in Section 7.2.

          "Patent" means U.S. Patent 4,290,774 and all unexpired ex-U.S. equivalents to U.S. Patent 4,290,774.

          "Permits" means, collectively, governmental permits, licenses and other authorizations required under law or necessary in connection with the conduct of the Business as currently conducted by Bayer other than Environmental Permits.

          "Permitted Liens" means, collectively, (a) Liens that are disclosed in the Disclosure Schedule or Exhibit 8.5 or that secure liabilities which are disclosed in the Disclosure Schedule; (b) imperfections of title or Liens that individually or in the aggregate do not have a Material Adverse Effect;
(c) Liens for Taxes, fees, levies, duties or other governmental charges of any kind which are (i) being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with the accounting principles utilized in preparing the Financial Statements or (ii) which are not yet delinquent; (d) Mechanics Liens; (e) such other matters as Purchaser may approve, and (f) as to Real Property only, survey matters as described in Section 8.5.

                                   5

          "Plan" has the meaning given it in Section 3.9(d).

          "Project " means the expansion project at the Bayer plant located at 195 West Birch Street, Kankakee, Illinois, more particularly described on
Exhibit 2.

          "Proposed Closing Net Assets Schedule" has the meaning given it in
Section 2.5(a).

          "Proprietary Rights" has the meaning given it in Section 3.4.

          "Purchase Price" has the meaning given it in Section 2.4.

          "Purchase Price Adjustment" has the meaning given it in Section
2.4.

          "Purchase Price Allocation" has the meaning given it in Section
2.6.

          "Purchaser" has the meaning given it in the preamble to this Agreement.

          "Purchaser Disclosure Schedule" means the disclosure schedule relating to Purchaser, if any.

          "Purchaser Certificate" means a certificate of Purchaser, dated as of the Closing Date and signed by an officer of Purchaser, certifying as to the fulfillment of the conditions set forth in Section 9.1.

          "Purchaser Supply Agreement" has the meaning given it in Section
7.1(b).

          "Real Property" has the meaning given it in Section 2.1(a)(i).

          "Real Property Leases" has the meaning given it in Section 3.17.

          "Restricted Employee" has the meaning given it in Section 7.2(b).

          "Retained Books and Records" means, collectively, all books, records, files and data to the extent arising out of or relating to any of the Excluded Assets or Retained Liabilities or to Bayer policies or procedures which are not applicable to the Business.

          "Retained Liabilities" has the meaning given it in Section 2.2(h).

          "Savings Plan" has the meaning given it in Section 10.3(b).

          "Savings Plan Employees" has the meaning given it in Section
10.3(b).

          "Subsidiary" means, with respect to any person, any corporation or other legal entity of which such person (either alone or through or together with any other Subsidiary) owns more than fifty percent (50%) of the stock or other equity interests, the holders of which are entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                                    6

          "System" shall have the meaning given to it in Section 3.24.

          "Tax" has the meaning given it in Section 3.11.

          "Tax Benefit" means any item of loss, deduction or credit or any other item to the extent such item decreases Taxes paid or payable, including any interest with respect thereto or interest that would have been payable but for such item.

          "Tax Return" has the meaning given it in Section 3.11.

          "Third Party Claims" has the meaning given it in Section 12.4.

          "Title Company" has the meaning given it in Section 8.5.

          "Title Insurance Policy" has the meaning given it in Section 8.5.

          "Total Assets" has the meaning given it in Section 2.5(a).

          "Total Liabilities" has the meaning given it in Section 2.5(a).

          "Transfer Documents" means, collectively, duly executed instruments of transfer and assignment of the Assets (other than the Real Property) in form reasonably satisfactory to Purchaser and Bayer, subject only to Permitted Liens, sufficient to vest in Purchaser the interests in the Assets to be conveyed at the Closing in accordance with the terms of this Agreement.

          "Transition Services Agreement" has the meaning given it in Section 7.1(d).

          "United States" means the United States of America, all of the States thereof, the District of Columbia and all possessions and territories of the United States of America, including, without limitation, the Commonwealth of Puerto Rico.

          "Year 2000 Compliant" shall have the meaning given to it in Section 3.24.

                                   7

                            ARTICLE II

          TERMS OF PURCHASE AND SALE

          II.1 Purchase and Sale. (a) At the Closing, on the terms and subject to the conditions set forth in this Agreement, Bayer shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase and acquire from Bayer, all of Bayer's right, title and interest in and to the following assets, properties, rights and claims of the Business, as the same may exist on the Closing Date, and whether tangible or intangible (collectively, the "Assets"):

          (i) certain real property of Bayer located in Kankakee, Illinois, and described in Section 2.1(a)(i) of the Disclosure Schedule, together with all buildings, structures, fixtures and improvements of Bayer (including those related to the Project) located thereon excluding underground storage tanks, if any (the "Real Property");

          (ii)  all Inventory;

          (iii)  all accounts receivable of the Business;

          (iv) subject to Section 5.1(b), the rights of Bayer under all Commitments of the Business, other than those Commitments set forth in
Section 2.1(a)(iv) of the Disclosure Schedule;

          (v) all other sales and promotional literature and all books, records, customer and supplier lists, or copies thereof, to the extent pertaining to the Business, except for personnel records and files, copies of which will be provided to Purchaser to the extent permitted by law;

          (vi) all Proprietary Rights that are set forth in Section 2.1(a)(vi) of the Disclosure Schedule, together with all documents relating thereto;

          (vii) all Claim Rights relating to the Assets or the Business, except as excluded in Section 2.1(a)(vii) of the Disclosure Schedule;

          (viii) all goodwill associated with the Business as a going concern;

          (ix) all equipment and other tangible personal property set forth in Section 2.1(a)(ix) of the Disclosure Schedule (together with any transferable warranties with respect to such property);

          (x) subject to Section 5.1(b), all Permits and Environmental Permits of the Business;

          (xi) all prepaid expenses, advances or deposits relating to the Assets;

                                   8

          (xii) all computer software, computer databases, computer programs, application software, source codes, and object codes owned by Bayer and used or held for use exclusively in the Business, which are specified in
Section 2.1(a)(xii) of the Disclosure Schedule; and

          (xiii) all other assets and properties set forth in Section 2.1(a)(xiii) of the Disclosure Schedule.

          (b) Notwithstanding anything in this Agreement to the contrary, specifically excluded from the Assets are any assets of Bayer used in the Business which are not specifically set forth in Section 2.1(a)
(collectively, the "Excluded Assets") including, but not limited to, the following:

          (i)  all cash, short term investments and cash equivalents;

          (ii)  all insurance policies and any rights thereunder;

          (iii)  all security bonds;

          (iv) all prepaid expenses, advances or deposits relating to any of the Excluded Assets or Retained Liabilities;

          (v)  all Retained Books and Records;

          (vi) all Claim Rights in the proportion arising out of or relating to any of the Excluded Assets or Retained Liabilities;


          (vii) all refunds, credits or overpayments with respect to Taxes paid or accrued by Bayer and all other payments or deposits made by Bayer in respect of Taxes in excess of the amount of Bayer's liability therefor unless such amounts are listed on the Final Closing Net Assets Schedule; and

          (viii) any other assets set forth as "Excluded Assets" in Section 2.1(b)(viii) of the Disclosure Schedule.

          (c) At the Closing (or as soon thereafter as reasonably practicable with respect to trademarks), (i) Bayer shall deliver to Purchaser duly executed Transfer Documents, in form reasonably satisfactory to Purchaser and Bayer; (ii) Bayer shall deliver to Purchaser the duly executed Deed, customary Sellers' title affidavit and realty transfer tax form; (iii) Purchaser shall deliver to Bayer duly executed instruments of assumption evidencing the assumption by it of the Assumed Liabilities in form reasonably satisfactory to Purchaser and Bayer; (iv) Bayer shall deliver to Purchaser the Bayer Certificate; (v) Bayer shall deliver to Purchaser a copy of the resolutions of Bayer's Executive Committee of its Board of Directors, certified by an officer of Bayer, authorizing the execution, delivery and performance of this Agreement; (v) Purchaser shall deliver to Bayer the Purchaser Certificate; (vii) Bayer shall deliver to Purchaser such consents to assignment and/or transfer from third parties as Bayer has obtained on or prior to the Closing Date; and (viii) Purchaser shall deliver to Bayer a copy of the resolutions of Purchaser's Board of Directors, certified by an officer of Purchaser, authorizing the execution, delivery and performance of this Agreement. Bayer and Purchaser shall equally share the cost of (A) any documentary, stamp, sales, excise, transfer or other taxes or recording fees payable (other than taxes based on or measured by income of Bayer which Bayer shall pay) in respect of the sale of the Assets, (B) all costs associated with any title searches, title commitments and the Title Insurance Policy,
(C) all costs relating to any update of the survey of any of the Real Property, and (D) the filing fee required under the HSR Act.

                                  9

          II.2 Assumed Liabilities. At the Closing, Purchaser shall assume (collectively, the "Assumed Liabilities") only the following liabilities and obligations (and no other liabilities or obligations of Bayer) and shall not assume liability for such matters, if any, for which Bayer has agreed to indemnify Purchaser pursuant to Article 12 hereof: (a) all accounts payable and accrued liabilities reflected in the Financial Statements to the extent existing as of the Closing Date; (b) any and all liabilities or obligations pursuant to agreements, contracts, purchase orders or leases related to or arising out of the Project (except to the extent related to a breach thereof or a default thereunder by Bayer); (c) any and all liabilities and/or obligations incurred in the ordinary course of the Business since the date of the Financial Statements and reflected on the Final Closing Net Assets Schedule; and (d) all liabilities and obligations related to or arising out of Purchaser's acquisition, ownership and/or use of the Assets and/or Purchaser's operation or conduct of the Business, arising after the Closing Date and not relating to periods before the Closing Date, including but not limited to:

          (i) all liabilities and obligations arising after the Closing Date under the Commitments, the Permits and other intangible property to the extent included in the Assets and not arising from a breach or default thereunder by Bayer; and


          (ii) all liabilities and obligations for Environmental Matters concerning or affecting the Business or the Assets (including, without limitation, the Real Property) to the extent that such Environmental Matters arise from acts, omissions, facts, circumstances, or events (including, without limitation, the release or disposal of Hazardous Substances) first occurring after the Closing Date.

          (e) Purchaser shall pay each Assumed Liability (or reimburse Bayer therefor) on the later of the date on which such Assumed Liability becomes due or within five (5) days after Bayer advises Purchaser in writing of the amount thereof, provided that Purchaser may dispute such Assumed Liability with the third party to whom the Assumed Liability is owed, in good faith, by appropriate proceedings. The grant to Purchaser of such right to dispute shall not in any way affect the obligation of Purchaser pursuant to Section 12.3(c) to indemnify Bayer and its Affiliates against Losses sustained or incurred by any of them arising out of or relating to such Assumed Liability, including by reason of Purchaser's disputing such Assumed Liability.

          (f) Subject always to the terms of Article 12, Purchaser shall not assume, and Bayer shall be responsible for the payment, performance and

                                   10

discharge of, and indemnify and hold harmless Purchaser and its Affiliates from and against, the following liabilities and obligations (collectively, the "Retained Liabilities"):

          (i) any liability of Bayer for Taxes arising prior to the Closing Date or relating to periods before the Closing Date;

          (ii) the liabilities and obligations the responsibility for which is expressly set forth in Section 2.2(f)(ii) of the Disclosure Schedule as being retained by Bayer or any Affiliate thereof;

          (iii) all liabilities and obligations against which Bayer has indemnified Purchaser pursuant to Section 12.2 to the extent of such indemnification;

          (iv) all liabilities and obligations relating to or arising out of the Excluded Assets; and

          (v) all liabilities and obligations of Bayer which do not arise out of or relate to the Business.

For purposes of the Assumed Liabilities and the Retained Liabilities, whenever reference is made to any liability or obligation, such reference shall be deemed to include any liability or obligation pertaining thereto, whether known or unknown, contingent or fixed, and whether pending, arising now or hereafter.

          II.3 The Closing. Subject to the terms and conditions of this Agreement, the Closing shall take place at the New York offices of Jones, Day, Reavis & Pogue, commencing at 9:00 a.m., New York City time, on the later of (a) December 31, 1998 and (b) the last business day of the first month during which the satisfaction or waiver of all the conditions set forth in Articles VIII and IX occurs (or at such other time and/or place and/or on such other date as the parties may mutually agree) (the "Closing Date").

          II.4 Purchase Price and Payment. The aggregate purchase price to be paid by Purchaser under this Agreement (the "Purchase Price") shall consist of cash in the amount of $29,000,000 subject to adjustment, as provided in Section 2.5(e) hereof (the "Purchase Price Adjustment"). Payment of the Purchase Price (excluding the amount of the Purchase Price Adjustment, which shall be paid in accordance with Section 2.5(f) hereof) shall be made no later than 12:00 noon, New York City time, on the Closing Date by wire transfer in immediately available funds to the account of Bayer specified by it at least two (2) business days prior to the Closing.

          II.5 Purchase Price Adjustment. (a) Promptly after the Closing, Bayer, with the cooperation of Purchaser, shall prepare schedules (the "Proposed Closing Net Assets Schedule") setting forth (x) those Assets constituting total assets ("Total Assets") and those Assumed Liabilities constituting total liabilities ("Total Liabilities"), in each case as of the Closing Date, and (y) Closing Net Assets. For purposes of this Agreement,

                                  11

(i) the Proposed Closing Net Assets Schedule and the Final Closing Net Assets Schedule shall be prepared (and Total Assets and Total Liabilities shall be calculated) in accordance with the accounting procedures and policies followed in preparing the Financial Statements referred to in Section 3.1,
(ii) the term "Total Assets" shall include those assets set forth on
Exhibit 2.5(a), and (iii) the term "Total Liabilities" shall include those liabilities set forth on Exhibit 2.5(a). Bayer shall consult with Purchaser in connection with the preparation of the Proposed Closing Net Assets Schedule and shall have access to the records and working papers of the Business to the extent necessary to prepare the Proposed Closing Net Assets Schedule. As promptly as practicable, but no later than sixty (60 days) after closing, Bayer shall deliver its Proposed Closing Net Assets Scedule to Purchaser.

          (b) Within thirty (30) days after delivery of the Proposed Closing Net Assets Schedule, the parties shall attempt to resolve any items or amounts of Total Assets or Total Liabilities as to which Purchaser objects (the "Disputed Items"). Any specific individual discrepancy which amounts to two thousand five hundred dollars ($2,500) or less shall not be included as a Disputed Item, and the aggregate of all Disputed Items must exceed twenty-five thousand dollars ($25,000) before the procedures set forth in Section 2.5(c) hereof will be instituted.

          (c) If during such thirty (30) day period any such Disputed Items cannot be resolved, (i) those items to the extent of the amounts agreed upon by the parties shall no longer constitute Disputed Items and shall be conclusive for purposes of preparing the Final Closing Net Assets Schedule and calculation of Closing Net Assets and (ii) the parties shall promptly thereafter, but in no event more than ten (10) days thereafter, cause an independent accounting firm of internationally recognized standing reasonably satisfactory to Bayer and Purchaser promptly to review the remaining Disputed Items for purposes of resolving such Disputed Items. Such accounting firm shall make a determination only of Disputed Items not resolved by the parties. Such accounting firm shall deliver to Bayer and Purchaser, as promptly as practicable, a report setting forth its resolution of the remaining Disputed Items. Such report shall be final and binding upon the parties hereto and shall be conclusive for purposes of calculating Closing Net Assets. The cost of such review and report shall be borne by the party against whom the disagreement is in greater part resolved or, if the resolution does not favor either party, such costs shall be borne equally by Bayer and Purchaser. Each party agrees not to select the other party's primary accounting firm to review Disputed Items pursuant to this Section 2.5(c).

          (d) Closing Net Assets agreed to by the parties or as calculated following resolution of all Disputed Items pursuant to Section 2.5(c) above, as the case may be, shall be the "Final Closing Net Assets," and the Proposed Closing Net Assets Schedule, adjusted to reflect Final Closing Net Assets, shall be the "Final Closing Net Assets Schedule," which shall be conclusive for all purposes of this Agreement. The determination of Final Closing Net Assets shall represent the resolution of both the amount of Closing Net Assets and the effect of Closing Net Assets on the Financial Statements for all purposes of this Agreement, including any claims made for indemnification pursuant to Section 12.2 hereof.

                                   12

          (e) If the amount of Final Closing Net Assets exceeds Nine Million Thirty-Five Thousand dollars ($9,035,000), Purchaser shall promptly pay to (or as directed by) Bayer the amount of such excess. If the amount of Final Closing Net Assets is less than Nine Million Thirty-Five Thousand dollars ($9,035,000), Bayer shall promptly pay to (or as directed by) Purchaser the amount of such deficit. Any such payment pursuant to this Section 2.5(e) shall be made within ten (10) days after (i) Purchaser and Bayer agree upon Final Closing Net Assets pursuant to Section 2.5(d) or (ii) if Disputed Items are referred to a firm of independent accountants pursuant to Section 2.5(c), the delivery of the report of such firm referred to in Section 2.5(c).

          (f) Any payments pursuant to this Section 2.5 shall be made by wire transfer of immediately available funds to such account of Bayer as Bayer specifies, or Purchaser as Purchaser specifies, as applicable, at least two (2) business days prior to the date of such payment. The amount of the payment to be made pursuant to this Section 2.5 shall bear interest from and including the date on which Bayer delivers to Purchaser the Proposed Closing Net Assets Schedule to but excluding the date of payment at a rate per annum equal to the three (3) month London Interbank Offered Rate as published in The Wall Street Journal for the Closing Date. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of three hundred sixty-five (365) days and the actual number of days for which due.

          II.6 Purchase Price Allocation. The parties shall allocate the Purchase Price (as may be adjusted pursuant to Section 2.5) and the assumption of the Assumed Liabilities among the Assets and the agreements contained in Sections 7.1 and 7.2 hereof in a manner reasonably determined by the parties and consistent with Section 1060 of the Code (the "Purchase Price Allocation"). Bayer and Purchaser shall timely file with the IRS a Form 8594 consistent with the allocations determined by the parties. Bayer and Purchaser shall report the transfer of the Assets in a manner consistent with the Purchase Price Allocation and such form 8594 for all federal state, local and foreign Tax purposes.


                              ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF BAYER

Bayer represents and warrants to Purchaser as of the date hereof and of the Closing as provided below.


          III.1 Financial Statements. Bayer has delivered to Purchaser (a) unaudited pro forma balance sheets of the Business as of September 30, 1998 (the "Balance Sheet") and as of December 31, 1997, and (b) the related unaudited statements of operations of the Business for the (9) months ended September 30, 1998 and the fiscal year ended December 31, 1997 (collectively, the "Financial Statements"), copies of which are included in Section 3.1 of the Disclosure Schedule. Except as set forth in Section 3.1 of the Disclosure Schedule, the Financial Statements (i) have been prepared based on

                                   13

books and records of Bayer, which books and records for the United States have been prepared in accordance with United States generally accepted accounting principles ("GAAP") and which books and records for the rest of the world have been prepared in accordance with International Accounting Standards, except that they do not contain notes and (ii) fairly present in all material respects the financial position of the Business as of September 30, 1998 and December 31, 1997 and the results of operations of the Business for the nine (9) month period ended September 30, 1998 and the fiscal year ended December 31, 1997, respectively (it being understood that materiality under GAAP for purposes of the Financial Statements shall be material to the Business, not Bayer as a whole).

          III.2 Absence of Certain Changes or Events. Except as set forth in Section 3.2 of the Disclosure Schedule or permitted by this Agreement, since the date of the Balance Sheet up to the date of this Agreement, the Business has not (a) suffered any damage, destruction or casualty loss to its physical properties which has had a Material Adverse Effect; (b) incurred or discharged any obligation or liability or entered into any other transaction except in the ordinary course of business and except for obligations, liabilities and transactions that do not individually or in the aggregate have a Material Adverse Effect; (c) suffered any change in its business, financial condition or in its relationship with its suppliers, customers, distributors, lessors, licensors, licensees or other third parties other than changes which individually or in the aggregate do not have or are not reasonably likely to have a Material Adverse Effect; (d) other than with respect to agreements for which Purchaser and the Business will have no liability after Closing, increased the rate or terms of compensation or benefits payable to or to become payable by it to its directors, officers or key employees or increased the rate or terms of any bonus, pension or other employee benefit plan covering any of its directors, officers or key employees except in each case increases occurring in the ordinary course of business in accordance with its customary practice (including normal periodic performance reviews and related compensation and benefits increases) or as required by any pre-existing Commitment; (e) created, assumed, guaranteed or incurred any indebtedness for borrowed money or mortgaged, pledged or subjected any of the Assets to any Lien, except for Permitted Liens, other than in the ordinary course of business; (f) forgiven or canceled any indebtedness owing to it or waived any claims or rights of material value, in each case except in the ordinary course of business; (g) sold, leased, licensed or otherwise disposed of any of its material assets other than (x) sales of Inventory and (y) sales of obsolete assets in the ordinary course of business; (h) amended or terminated any material Commitment to which it is a party other than in the ordinary course of business; (i) received notice or had knowledge of any actual or threatened labor dispute, strike or other occurrences, event or condition of any similar character; (j) made commitments or agreements for capital expenditures or capital additions or betterments (except for the construction of the Project), other than in the ordinary course of business; (k) changed any of the accounting principles followed by it or the methods of applying such principles; or (l) committed pursuant to a legally binding agreement to do any of the things set forth in clause (b) and clauses (d) through (k) above.

          III.3 Title to Assets. Except as set forth in Section 3.3 of the Disclosure Schedule, Bayer has good, valid and marketable title to the equipment and other tangible personal property described in Section 2.1(a)(ix) and the Real Property, and will convey same to Purchaser, and the equipment and other tangible personal property described in Section 2.1(a)(ix) and the Real Property are free and clear of any Liens, except Permitted Liens.

                                   14

          III.4 Patents, Trademarks, Etc. Section 3.4 of the Disclosure Schedule sets forth a complete list, of all material United States and foreign patents, trademarks, trade names, service marks and copyrights, registered or filed for, or licensed by, Bayer and used in the Business other than the names, trademarks and/or service marks "Bayer," the "Bayer" logo and any name or mark containing such names or marks (collectively, the "Proprietary Rights"). Except as disclosed in Section 3.4 of the Disclosure Schedule, (i) to Bayer's knowledge, the Proprietary Rights are subsisting and are not invalid or unenforceable, in whole or in part; (ii) Bayer is the sole and exclusive owner of the Proprietary Rights free and clear of all Liens; provided, that the foregoing representation regarding ownership shall not be deemed to include any representation as to the validity of the Proprietary Rights; (iii) Bayer has the power and authority to transfer to Purchaser all of the registrations of Proprietary Rights to be transferred to Purchaser under this Agreement and, to Bayer's knowledge, Bayer has the power and authority to transfer to Purchaser all of the Proprietary Rights to be transferred hereunder; (iv) to Bayer's knowledge, there are no claims, judgments or settlements against or owed by Bayer, or pending or threatened claims or litigation, in each case, relating to the Proprietary Rights; (v) to Bayer's knowledge, the Proprietary Rights are not being infringed by any person; and (vi) the Patents and the registered trademarks included in the Proprietary Rights were duly issued to Bayer and Bayer has title to such Patents and registered trademarks free and clear of any Liens (other than claims).

          III.5 Commitments. Section 3.5 of the Disclosure Schedule contains a list of each Commitment (a) which involves payment over the remaining term of such Commitment of more than fifty thousand dollars ($50,000) or requires the Business to provide goods or services worth more than fifty thousand dollars ($50,000) and which in each case is not cancelable upon ninety (90) days' notice or less without penalty, (b) which evidences or provides for any indebtedness of the Business or any Lien securing such indebtedness on any of the Assets, (c) which guarantees the performance, liabilities or obligations of any other entity, (d) which restricts the Business from competing in any line of business, (e) which relates to the distribution or marketing of the products of the Business and involves payment over the remaining term of such Commitment of more than fifty thousand dollars ($50,000) and is not cancelable upon ninety (90) days' notice or less without penalty, or (f) which is otherwise material to the Business. Except as set forth in Section 3.5 of the Disclosure Schedule, the Business is not in breach of any of its Commitments, nor to Bayer's knowledge is any third party in breach thereof, in either case except for such breaches which individually or in the aggregate do not have or are not reasonably likely to have a Material Adverse Effect. Each Commitment is in full force and effect, and is a legal, valid and binding obligation of Bayer and, to the knowledge of Bayer, each of the other parties thereto, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and is subject to general principles of equity. Except as set forth in Section 3.5 of the Disclosure Schedule and except for purchase orders, no consents are required for the assignment of any Commitment to Purchaser. Except as set forth in
Section 3.5 of the Disclosure Schedule, true and complete copies of all of the written Commitments listed in Section 3.5 of the Disclosure Schedule have previously been made available to Purchaser.

                                   15

          III.6 Litigation. Except as set forth in Section 3.6 of the Disclosure Schedule and except with respect to Environmental Matters (which are the subject of Section 3.14), as of the date of this Agreement, there is no Litigation pending or, to Bayer's knowledge, threatened (i) against the Business which has or is reasonably likely to have a Material Adverse Effect, or (ii) which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby nor does Bayer know of any reasonably likely basis for such litigation described in Section 3.6 (i) and (ii). Except as set forth in Section 3.6 of the Disclosure Schedule, Bayer is not subject to any outstanding orders, rulings, judgments or decrees concerning or affecting the Business or the Real Property that have or are reasonably likely to have a Material Adverse Effect on the Business.


          III.7 Compliance With Laws. (a) Except as set forth in Section 3.7(a) of the Disclosure Schedule, and except with respect to Environmental Matters (which are the subject of Section 3.14), the Business has complied with and has not violated any and all applicable laws, rules and regulations in effect at the particular time and is in compliance with and is not in violation of all applicable laws, rules and regulations currently in effect, except where the failure to comply therewith does not, individually or in the aggregate, have a Material Adverse Effect. The Business has all Permits necessary for the conduct of its business as presently conducted except where the absence thereof individually or in the aggregate does not have a Material Adverse Effect. Each Permit the absence of which would have a Material Adverse Effect is listed in Section 3.7(a) of the Disclosure Schedule.

          (b) Except for matters described in Section 3.7(b) of the Disclosure Schedule, the Business, for the five (5) years immediately prior to the Closing, has adhered to standard operating procedures accepted by the United States Federal Drug Administration ("FDA") for the products of the Business regulated by the FDA and has properly tested and/or secured appropriate testing of all of the Business' products subject to regulation by the FDA. Section 3.7(b) of the Disclosure Schedule sets forth a true, correct and complete list of all recall letters, "warning letters", "483s" and correspondence relating to customer inspection deficiencies received by Bayer and related to the Business during the five (5) year period immediately preceding the Closing.

          III.8  Corporate Power and Authority; Effect of Agreement.
(a) Bayer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to execute, deliver and perform this Agreement, to consummate the transactions contemplated hereby, to own, lease and operate its properties, and to conduct the Business. Bayer is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction where the conduct of the Business by it requires it to be so qualified.

          (b) The execution, delivery and performance by Bayer of this Agreement, and the consummation by Bayer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part.

                                   16

          (c) This Agreement has been duly and validly executed and delivered by Bayer and constitutes the valid and binding obligation of Bayer, enforceable against Bayer in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (ii) is subject to general principles of equity.

          (d) Except as set forth in Section 3.8(d) of the Disclosure Schedule, the execution, delivery and performance by Bayer of this Agreement and the consummation by Bayer of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both, (i) violate any provision of law, rule or regulation to which Bayer is subject,
(ii) violate any order, judgment or decree applicable to Bayer or the Business, (iii) violate or conflict with any provision of the Certificate of Incorporation, the By-laws or other organizational documents of Bayer or (iv) conflict with, violate or cause a default in any provision of any Commitment or any other contract or agreement to which Bayer is a party, except where any such violation would not have a Material Adverse Effect.

          III.9  Employee Benefit Plans.

          (a) Bayer does not maintain, and is not a party to or obligated to contribute to any Employee Benefit Plan, guaranteed annual income plan, fund or arrangement, or any incentive, bonus, pension, profit-sharing, deferred compensation, stock option or purchase plan or agreement or arrangement, or any non-competition agreement, or any severance or termination pay plans or policies, any hospitalization, disability or other insurance plans, or any other employee fringe benefit plans, in each case, related to the Business, except those set forth in Section 3.9 of the Disclosure Schedule. True, complete and accurate copies of all of the written plans and agreements and correct and true, complete and accurate summaries of all oral plans and agreements described in Section 3.9 of the Disclosure Schedule are or have been made available to Purchaser. In addition, Bayer has provided, or has made available, to the Purchaser with respect to each plan and agreement described in the Disclosure Schedule, (1) any summary plan description for such plan (and summary of material modification thereto) and any other material employee communication relating to the plan, (2) a copy of any trust or funding agreement or arrangement for such plan, and (3) as applicable to the plan or agreement, the most recent financial statement, annual report filed with the government and actuarial report for such plan.

          (b) With respect to any Employee Benefit Plan that covers employees of Bayer: (1) neither such Employee Benefit Plan nor, to the knowledge of Bayer, any plan fiduciary has engaged in a prohibited transaction as defined in Section 406 of ERISA (for which no individual or class exemption exists under Section 408 of ERISA) or any prohibited transaction as defined in Section 4975 of the Code (for which no individual or class exemption exists under Section 4975 of the Code) involving such Employee Benefit Plan that resulted in any liability which has not been satisfied; (2) all filings and reports as to such Employee Benefit Plan required to have been made to the IRS, to the U.S. Department of Labor or, if applicable, to the Pension Benefit Guaranty Corporation have been made; (3) there is no litigation, disputed claim (other than routine claims for benefits), governmental proceeding or investigation commenced, pending or threatened with respect to any such Employee Benefit Plan or its related trust; (4) such Employee Benefit Plan has been established, maintained, funded and administered in all material respects in accordance with (x) its governing documents and (y) any applicable provisions of ERISA, the Code and final regulations promulgated thereunder; (5) no Employee Benefit Plan is an unfunded plan of deferred compensation; and (6) neither Bayer nor any ERISA Affiliate has, during the preceding five (5) year period, incurred any liability under Title 4 of ERISA from or with respect to a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

                                   17

          (c) With respect to any Employee Benefit Plan that covers employees of Bayer and that is intended to be qualified under Section 401(a) or Section 501(c)(9) of the Code, except as set forth in Section 3.9 of the Disclosure Schedule, favorable determination or approval letters as to qualification of such Employee Benefit Plan under Section 401(a) or Section 501(c)(9) of the Code have been issued by the IRS, and to Bayer's knowledge, no event has occurred or condition exists which would adversely affect such qualification.

          (d)  With respect to any other plan, fund or arrangement listed on
Section 3.9 of the Disclosure Schedule not covered by paragraph (b) or (c) above, whether or not subject to ERISA (a "Plan"): (1) there is no litigation, disputed claim (other than routine claims for benefits), governmental proceeding or investigation commenced or pending with respect to such Plan or its related trust that, if determined adversely, would cause a material liability; (2) such Plan has been administered in all material respects in accordance with its governing documents; and (3) if funding is required, such Plan has been funded in accordance with its governing documents and such Plan may be terminated without causing a material liability.

          (e) There has not been any termination or partial termination of any Employee Pension Benefit Plan maintained by Bayer or any ERISA Affiliate, during the period of such common control, at a time when Title IV of ERISA applied to such Plan, that resulted in a material liability to Bayer that has not been satisfied.

          (f) Except as set forth in Section 3.9 of the Disclosure Schedule, no plan or agreement, which is included on the Disclosure Schedule, and which provides any hospital, medical, dental, vision, sickness, accident, survivor or death benefit (1) provides any benefit other than through a policy or policies of insurance or (2) provides benefit coverage to any former or retired employee, director or consultant of Bayer except under the COBRA requirements of Section 4980B of the Code or Sections 601 to 608 of ERISA.

          (g) No ERISA Affiliate has incurred any liability, excise tax, fine or penalty with respect to any employee benefit plan, arrangement, agreement or policy which could be asserted against any plan or arrangement included on the Disclosure Statement or against the Purchaser or any of its affiliates after the consummation of the transactions contemplated by this Agreement.

          (h) All contributions which are required to be made to or under any plan or arrangement included on the Disclosure Schedule, under the terms of such plan or agreement or by applicable law, have been made in a timely manner.

                                   18

          III.10 Governmental Consents. Except as set forth in Section 3.10 of the Disclosure Schedule and except as may be necessary as a result of facts or circumstances relating solely to Purchaser, no consent, approval, order or authorization of, or exemption by, or registration, declaration or filing with, any Governmental Authority, other than pursuant to the Illinois Responsible Property Transfer Act, the HSR Act and the antitrust laws and regulations of any applicable non-United States jurisdictions, is required to be obtained or made by or with respect to Bayer in connection with the execution, delivery and performance by Bayer of this Agreement or the taking by Bayer of any other action contemplated hereby.

          III.11 Taxes. (a) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax by any authority, whether federal, state, or local or domestic or foreign. The term "Tax Return" shall mean any report, return, form, declaration or other document or information required to be supplied to any authority in connection with Taxes.

          (b) Bayer has filed all Tax Returns that were required to be filed with respect to the Business. All such Tax Returns were when filed, and continue to be, correct and complete in all material respects. All Taxes owed by Bayer with respect to the Business (whether or not shown on any Tax Return) have been timely paid. Bayer is not currently the beneficiary of any extension of time within which to file any Tax Return with respect to the Business. No claim has ever been made by a Governmental Authority in a jurisdiction where Bayer does not file Tax Returns with respect to the Business that it is or may be subject to taxation by that jurisdiction.

          (c) There are no Liens with respect to Taxes on any of the Assets, except for Permitted Liens.

          (d) Bayer has withheld or collected and paid all Taxes with respect to the Business required to have been withheld or collected and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, or otherwise.

          (e) There is no dispute or claim concerning any Tax Liability of Bayer with respect to the Business either (A) claimed or raised by any authority in writing or (B) as to which Bayer has knowledge. There are no audits, investigations or proceedings with respect to Taxes in which issues related to the Business have been raised. To the knowledge of Bayer, no audit or investigation with respect to Taxes relating to the Business has been threatened.

          (f) No ruling with respect to Taxes relating to the Business has been requested by or on behalf of Bayer.

                                   19

          (g) For purposes of this Section 3.11 references to Bayer shall also refer to any predecessor companies.


          III.12 Absence of Undisclosed Liabilities. As of the date of the Balance Sheet and as of the date hereof and as of the Closing Date, the Business did not have any liability or obligation of any kind or nature (fixed or contingent or otherwise) that is required to be recorded in the books and records of Bayer for the Business, which books and records of the Business have been prepared in accordance with GAAP, (it being understood that the requirements of GAAP will be interpreted to relate to the Business, not Bayer as a whole), which is not reflected, reserved against or disclosed in the Financial Statements or disclosed elsewhere in the Disclosure Schedules or in the documents listed in the Disclosure Schedules, other than
(i) Retained Liabilities and (ii) liabilities incurred in the ordinary course of business and consistent with past practice since the date of the Balance Sheet.

          III.13 Labor Matters. Except as set forth in Section 3.13 of the Disclosure Schedule, (a) the Business is in substantial compliance with all laws regarding employment and employment practices, (b) there is no unfair labor practice charge or complaint against the Business pending before the National Labor Relations Board nor is there any grievance nor any arbitration proceeding arising out of or under collective bargaining agreements pending with respect to the Business, (c) there is no labor strike, slowdown, work stoppage or lockout in effect, or, to the knowledge of Bayer, threatened against or otherwise affecting the Business, and the Business has not experienced any such labor controversy within the past five years, (d) there is no charge or complaint pending against the Business before the Equal Employment Opportunity Commission, the Office of Federal Contract Compliance programs or any similar state, local or foreign agency responsible for the prevention of unlawful employment practices, (e) the Business is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices; (f) the Business will not have any liability under any benefit or severance policy, practice, agreement, plan or program which exists or arises, or may be deemed to exist or arise, under any law or otherwise, as a result of the transactions contemplated hereunder; (g) the Business is not a party to any collective bargaining agreement; and (h) the Business is in compliance with its obligations pursuant to the Work Adjustment and Retraining Notification Act of 1988 ("WARN Act"), and, except as would not have a Material Adverse Effect, all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise. To the knowledge of Bayer, the Business has not received written notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of employment laws to conduct an investigation of or relating to the Business, and no such investigation is in progress.

          III.14 Environmental Matters. (a) Except as set forth in Section 3.14(a) of the Disclosure Schedule and except for such of the following as individually or in the aggregate do not have a Material Adverse Effect:

          (i) To Bayer's knowledge, Bayer and the Business have complied in all material respects with all applicable Environmental Laws for the five (5)
- year time period immediately preceding the Closing; currently are in material compliance with all applicable Environmental Laws; and have not

                                   20

received any written notice that Bayer or the Business is in violation of applicable Environmental Laws.

          (ii) There are no pending claims or litigation or, to Bayer's knowledge, any threatened claims or any bases for any claims that Bayer is in violation or breach of or liable under any Environmental Law applicable to the Business and the Assets.

          (iii) Bayer has obtained and to Bayer's knowledge has complied with the terms of all Environmental Permits required under applicable Environmental Laws to operate the Business and the Assets as currently operated by Bayer and to store, dispose of and otherwise handle any Hazardous Substances used in or maintained in connection with the Business.

          (iv) Bayer has received no request for information, notice, demand letter, administrative inquiry or compliance notice from a Governmental Authority or other third-party, and has no other knowledge, with respect to the presence of Contamination exceeding applicable clean-up standards or remediation thresholds in, on, under or about or emanating or migrating from the Real Property or the threat of migration of Contamination exceeding applicable clean-up standards or remediation thresholds onto, at, into, under or from the Real Property.

          (v) Bayer has received no request for information, notice, demand letter or inquiry from a Governmental Authority or other third-party, and has no other knowledge, concerning Contamination or threatened Contamination at any off-site location or locations to which Bayer transported or arranged for the transportation of Hazardous Substances generated by Bayer during Bayer's operation of the Business and/or ownership of the Assets.

          (vi) Bayer is not subject to any outstanding orders, rulings, judgments, decrees or settlement agreements concerning any Environmental Matter related to the Assets, the Business or the Real Property.

          (b) Purchaser acknowledges that the representations and warranties contained in this Section 3.14 are the only representations and warranties being made in this Agreement with respect to Environmental Matters, that no other representation contained in this Agreement shall apply to any Environmental Matter, and that no other representation or warranty, express or implied, is being made with respect thereto.

          III.15 Finders. No broker's, finder's, financial advisor's or any similar fee or commission will be incurred by or on behalf of Bayer or the Business in connection with the origin, negotiation, execution or performance of this Agreement or the transactions contemplated hereby for which Purchaser or any of its Affiliates or the Business shall have any liability.

                                   21

          III.16 Conveyance of Assets. Except as set forth in Section 3.16 of the Disclosure Schedule, the Assets include all assets which are reasonably necessary for the conduct of Bayer's Pentex blood proteins business as currently conducted.

          III.17 Title to Properties. Section 3.17 of the Disclosure Schedule sets forth a true, accurate, correct and complete list and description of all real property owned, leased or subleased by Bayer which relate to, or are used in connection with, the Business (which, to the extent that they are leases or subleases, are referred to herein as "Real Property Leases").

          (a) Bayer is the sole and exclusive legal and equitable owner of the Real Property and of a valid leasehold or subleasehold estate with respect to leased or subleased premises, in each case free and clear of all Liens, except for Permitted Liens. Bayer has been in peaceable possession of the premises covered by each of the Real Property Leases since the commencement of the original term of such Lease, except as otherwise provided in Section 3.17 of the Disclosure Schedule.

          (b) Each of the Real Property Leases (and leases underlying such subleases) is in full force and effect and contains no terms other than the terms contained in the copies heretofore delivered to Purchaser. Bayer has complied with all commitments and obligations on its part to be performed or observed under such Real Property Lease. Bayer has not received any notice of a default, offset or counterclaim under any Real Property Lease (or lease underlying such sublease) and no event or condition has happened or presently exists which constitutes a default or, after notice or lapse of time or both, would constitute a default under any Real Property Lease (or lease underlying such sublease). The consummation of the Closing will not constitute a default under any of the Real Property Leases. All required consents with respect to the Real Property Leases, if any, have been or shall be obtained, copies of which shall be delivered to Purchaser at or prior to Closing.

          (c) There is no pending or, to the knowledge of Bayer, threatened actions or proceedings (including condemnation and foreclosure) which could affect the Real Property. Any service contracts, warranties and guaranties covering any portion of the Real Property are and shall be at the Closing in full force and effect, copies of which shall be delivered to Purchaser at or prior to Closing. To Bayer's knowledge, there are no assessments affecting the Real Property, and to Bayer's knowledge, no assessments are contemplated. There are no Tax abatements or exemptions affecting the Real Property. All public utilities required for the operation of the Real Property either enter the Real Property through adjoining public streets or if they pass through adjoining private land do so in accordance with valid public easements or private easements which will inure to the benefit of Purchaser after the Closing. All property taxes with respect to the Real Property which are due and payable have been paid in full.

          (d) Bayer has delivered to Purchaser an as-built survey of each parcel of land comprising the Real Property owned by Bayer as presently exists.

          (e) To the knowledge of Bayer, there are no defaults by the landlords under any of Real Property Leases and such landlords have performed

                                   22

all of their obligations thereunder. Bayer has not waived any obligations of any such landlord or any right under any of the Real Property Leases. There is no pending or, to the knowledge of Bayer, threatened actions or proceedings which could affect the Real Property Leases.

          III.18 Software. Section 3.18 of the Disclosure Schedule contains a complete and accurate list of all computer software, databases and programs utilized by Bayer exclusively with respect to the Business. Except as set forth in Section 3.18 all such computer software, databases and programs are owned by, or are licensed to, Bayer.

          III.19 Absence of Certain Practices. To the knowledge of Bayer, neither the Business, nor any director, officer, agent, employee or other person acting on its behalf, has given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, or governmental employee or official or any other person who is or may be in a position to help or hinder the Business or assist the Business in connection with any proposed transaction involving the Business which gift or similar benefit, if not given in the past, would have materially and adversely affected the business or prospects of the Business. To the knowledge of Bayer, neither the Business, nor any director, officer, agent, employee, or other person acting on its behalf has (i) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to, or on behalf of, governmental officials or others or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures.

          III.20 Accounts Payable. All accounts payable and accrued expenses reflected on the Balance Sheet and to be reflected on the Final Closing Net Assets Schedule arose or will arise (as the case may be) from bona fide transactions in the ordinary course of the Business or pursuant to the Project.


          III.21 Accounts Receivable. All accounts receivable on the Balance Sheet and to be reflected on the Final Closing Net Assets Schedule arose or will arise (as the case may be) from bona fide transactions in the ordinary course of the Business and are collectible at the face amount thereof in the ordinary course of business, subject to reserves with respect thereto reflected on the Balance Sheet or to be reflected on the Final Closing Net Assets Schedule, respectively.

          III.22 No Third Party Options. There are no existing agreements, options, commitments, or rights with, of or to any person to acquire any of the assets, properties or rights included in the Assets or any interest therein, except for those contracts entered into in the normal course of business consistent with past practice for the sale of inventory of the Business.

                                   23

          III.23 Inventory. Except as set forth in Section 3.23 of the Disclosure Schedule, all Inventory of the Business used in the conduct of the Business was acquired, manufactured or produced and has been maintained in the ordinary course of the Business; is of good and merchantable quality; consists substantially of a quality, quantity and condition usable, leasable or saleable as labeled in the ordinary course of the Business, and is valued at reasonable amounts based on the ordinary course of the Business; and is not subject to any material write-down or write-off. The Business is not under any liability or obligation with respect to the return of a material amount of inventory in the possession of wholesalers, retailers or other customers.

          III.24 Year 2000 Issues. (a) Any failure of any of the software, computers, network equipment, technical infrastructure, production equipment and other equipment and systems that are material to the operation of the Business and included in the Assets or utilized in the provision of services under the Transition Services Agreement and that rely on, utilize or perform date or time processing ("System") to be Year 2000 Compliant will not cause a Material Adverse Effect.

          (b) "Year 2000 Compliant" means a System will at all times: (i) consistently and accurately handle and process date and time information and data values before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on or utilizing dates or portions of dates; (ii) function accurately and in accordance with its specifications without interruption, abnormal endings, degradation, change in operation or other impact, or disruption of other Systems, resulting from processing date or time data with values, before, during and after January 1, 2000; (iii) respond to and process two-digit date input in a way that resolves any ambiguity as to century; and (iv) store and provide output of date information in ways that are unambiguous as to century.

          III.25 Disclosure. No representation, warranty or statement made by Bayer in (i) this Agreement, (ii) the Disclosure Schedule, or (iii) any other written materials furnished or to be furnished by Bayer to Purchaser or its representatives, attorneys and accountants pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

          III.26 Books and Records. The books and records of the Business have been maintained in the ordinary course of business and reflect, in all material respects, the transactions of the Business described therein.

          III.27 Equipment and Personal Property All of the equipment and personal property included in the Assets is in working order.

          III.28 Project (a) Bayer represents to Purchaser that the Project was planned and designed with the intention of meeting, to Bayer's knowledge, cGMP standards existing as of June 30, 1998 for the manufacture of tissue culture media components for use in the manufacture of pharmaceutical components and that all work relating to the Project as of the date hereof and as of the Closing Date has been performed in accordance with such intent and in accordance with such standards and procedures as Bayer customarily requires for its own activities.

          (b) Bayer has provided Purchaser with a copy of Bayer's budget for the Project.

                                   24

          (c) Except as set forth in Section 3.28 of the Disclosure Schedule, all contractors under the Project have been paid in the ordinary course of business as of the Closing Date.

          III.29 Disclaimers. EXCEPT AS SET FORTH IN THIS AGREEMENT OR IN THE ANCILLARY AGREEMENTS, BAYER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (INCLUDING WITHOUT LIMITATION THOSE REFERRED TO IN SECTION 2-312 OF THE NEW YORK STATE UNIFORM COMMERCIAL CODE OR IN ANY STATUTE APPLICABLE TO REAL PROPERTY), AND THE ASSETS AND BUSINESS OF THE BUSINESS BEING TRANSFERRED TO PURCHASER UPON THE ACQUISITION BY PURCHASER OF THE ASSETS AT THE CLOSING ARE TO BE CONVEYED HEREUNDER "AS IS WHERE IS" ON THE CLOSING DATE, AND IN THEIR THEN PRESENT CONDITION, AND PURCHASER SHALL RELY UPON ITS OWN EXAMINATION THEREOF. EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, BAYER MAKES NO WARRANTY OF MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR QUALITY, WITH RESPECT TO ANY OF THE ASSETS BEING SO TRANSFERRED, OR AS TO THE CONDITION OR WORKMANSHIP THEREOF OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT.



                               ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser hereby represents and warrants to Bayer as follows:

          IV.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to carry on its business as it is now being conducted, and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

          IV.2  Corporate Power and Authority; Effect of Agreement.
(a) The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser.

          (b) This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (ii) is subject to general principles of equity.

                                   25

          (c) Except as set forth in the Purchaser Disclosure Schedule, the execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, rule or regulation to which Purchaser is subject, (ii) violate any order, judgment or decree applicable to Purchaser,
(iii) violate any provision of the Certificate of Incorporation or by-laws of Purchaser, or (iv) violate any provision of any loan agreement to which Purchaser is a party or any other contract or agreement, except where any such violation would not have a material adverse effect on Purchaser's ability to perform its obligations hereunder or prevent the consummation of the transactions contemplated hereby.

          IV.3 Consents. No consent, approval or authorization of, or exemption by, or filing with, any Governmental Authority, other than pursuant to the HSR Act or the antitrust laws or regulations of any applicable non-United States jurisdictions, is required to be obtained by Purchaser in connection with the execution, delivery and performance by Purchaser of this Agreement, or the taking by Purchaser of any other action contemplated hereby.

          IV.4 Availability of Funds. Purchaser has sufficient cash and committed facilities to consummate the transactions contemplated hereby and will have available on the Closing Date sufficient funds in U.S. currency to enable it to consummate the transactions contemplated by this Agreement.

          IV.5 Litigation. As of the date of this Agreement, there is no Litigation pending or, to Purchaser's knowledge, threatened (a) against Purchaser or any of its Affiliates which is reasonably likely to have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement, or (b) which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby. Neither Purchaser nor any of its Affiliates is subject to any outstanding orders, rulings, judgments or decrees which would have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement.

          IV.6 Finders. No broker's, finder's or any similar fee will be incurred by or on behalf of Purchaser in connection with the origin, negotiation, execution or performance of this Agreement or the transactions contemplated hereby for which Bayer or any of its Affiliates shall have any liability.

                                   26

                              ARTICLE V

                          COVENANTS OF BAYER

          Bayer hereby covenants and agrees with Purchaser as follows:

          V.1  Cooperation by Bayer.

          (a) From the date hereof and prior to the Closing, Bayer will use its reasonable best efforts and will cooperate with Purchaser, to promptly secure all necessary licenses, permits, consents, approvals, authorizations, exemptions and waivers from third parties, including, without limitation, under the HSR Act and the antitrust laws and regulations of any applicable non-United States jurisdictions, as shall be required in order to enable Bayer to promptly effect the transactions contemplated hereby, and will otherwise use its reasonable best efforts to cause the prompt consummation of such transactions in accordance with the terms and conditions hereof. Bayer shall cooperate with Purchaser such that initial filings required to be made pursuant to the HSR Act in connection with the transactions contemplated hereby will be made no later than December 1, 1998.

          (b) In connection with the foregoing, Bayer shall use its reasonable best efforts to resolve objections, if any, as may be asserted with respect to the transactions contemplated hereby under any antitrust or trade or regulatory laws or regulations of any Governmental Authority.

          (c) Notwithstanding anything herein to the contrary, to the extent the assignment of any Commitment, Permit or Environmental Permit included in the Assets to be assigned to Purchaser pursuant to the provisions hereof shall require the consent of any other party, this Agreement shall not constitute a breach thereof or create rights in others not desired by Purchaser. If any such consent is not obtained, Bayer shall, at Purchaser's request and expense, cooperate with Purchaser in any reasonable arrangement to provide for Purchaser the benefit of any such Commitment, Permit or Environmental Permit, including using its reasonable efforts to enforce any and all rights of Bayer against the other party to any such Commitment, Permit or Environmental Permit arising out of the breach or cancellation thereof by such parties or otherwise.

          (d) Bayer shall permit Purchaser to use any and all packaging and labeling materials used in the Business bearing Bayer's logo, trademark or trade dress for a period ending the earlier of one year from the Closing Date or the date upon which the last of such materials transferred to Purchaser pursuant to this Agreement have been used in the ordinary course of business. Bayer hereby grants Purchaser a license for such time period to use Bayer's logo, trademark or trade dress in connection with products manufactured by the Business. Purchaser agrees that it shall have no other right to use Bayer's logo, trademark or trade dress and that it will apply such logo, trademark or trade dress only in connection with the sale of products manufactured by the Business.

          V.2 Conduct of Business. Except as may be otherwise contemplated by this Agreement or the Ancillary Agreements or required by any of the

                                   27

documents listed in Section 5.2 of the Disclosure Schedule or except as Purchaser may otherwise consent to in writing (which consent shall not be unreasonably withheld), from the date hereof to the Closing, Bayer will (a) in all material respects, operate the Business only in the ordinary course in substantially the manner heretofore conducted; (b) use reasonable best efforts to continue all material existing insurance policies (or comparable insurance, including as to scope and amount of coverage) insuring the Business and its assets and business in full force and effect; (c) use reasonable efforts to keep available the services of the employees of the Business and use reasonable best efforts to preserve the relationships of the Business with its material suppliers, customers, distributors, lessors, licensors and others having material business dealings with it; (d) other than with respect to agreements for which Purchaser and the Business have no liability and will have no liability after the Closing, not enter into any employment or termination agreement or effect any increase in the rate or terms of compensation payable or to become payable to directors, officers or employees of the Business or effect any general increase in the compensation of other employees of the Business, or increase the rate or terms of any bonus, pension or other employee benefit plan covering any of its directors, officers or key employees except in each case increases occurring in the ordinary course of business in accordance with its customary practice (including normal periodic performance reviews and related compensation and benefits increases) or as required by any pre-existing Commitment; and (e) not (i) create, assume, guarantee or incur any indebtedness for borrowed money other than in the ordinary course of business for which Purchaser will be liable following the Closing, (ii) sell, lease, license or otherwise dispose of any material asset of the Business, other than sales of Inventory and sales of obsolete assets in the ordinary course of business, (iii) purchase or enter into any lease for real property for the Business, (iv) create, incur or permit any consensual Lien on any of the assets of the Business other than Permitted Liens, (v) forgive or cancel any indebtedness owing to the Business or waive any claims or rights of material value other than in the ordinary course of business, (vi) enter into, modify, amend or terminate any Commitment (except modifications, terminations or amendments in the ordinary course of business); (vii) change any of its accounting principles, methods or practices with respect to the Business, (viii) create any unfulfilled commitment as of the date of this Agreement requiring expenditures by the Company exceeding $25,000 (excluding commitments expressly described in the Disclosure Schedule; (ix) dispose of or allow the lapse of any material patent, trademark, trade name, service mark or copyright or any application for the foregoing, or disposition of any technology, software or know-how or any license, permit or authorization to use any of the foregoing; or (x) enter into a legally binding agreement to do any of the things set forth in this clause (e). Notwithstanding anything else contained in this Agreement to the contrary, in the event Bayer requests Purchaser's consent hereunder to enter into any agreement or take any action related to or arising out of the Project and such consent is not reasonably provided, Bayer shall have no liability to Purchaser for any and all Losses and/or liabilities resulting from or arising out of such lack of consent.

          V.3 Access. From the date hereof to the Closing, Bayer shall, provide Purchaser with such information as Purchaser may from time to time reasonably request with respect to the Business and the transactions contemplated by this Agreement, and shall provide Purchaser and its representatives, accountants and lenders reasonable access during regular business hours and upon reasonable notice to the employees, properties, books and records of the Business as Purchaser may from time to time reasonably request. Any disclosure whatsoever during such investigation by Purchaser

                                   28

shall not constitute an enlargement of or additional representations or warranties of Bayer beyond those specifically set forth in this Agreement. Until the Closing, all such information and access shall be subject to the terms and conditions of the Confidentiality Agreement.

          V.4 No Solicitation of Transactions. Until the Closing or the prior termination of this Agreement in accordance with its terms, Bayer shall not, nor shall it permit any of its officers or directors or other representatives nor authorize any other persons to, solicit or encourage any third party to offer to acquire the Business or the Assets or participate in discussions with, or, except as may be legally required, provide (directly or indirectly) any information to, any corporation, partnership, person or other entity or group concerning any merger, consolidation, recapitalization, sale of substantial assets, sale of capital stock or similar transaction involving the Business.

          V.5 Books and Records; Personnel. For a period of seven (7) years from the Closing Date:

          (a) Bayer shall allow Purchaser and its agents reasonable access to all Retained Books and Records relating to the Business in Bayer's possession and not in Purchaser's possession upon prior written notice during normal working hours at Bayer's principal place of business or at any location where such Retained Books and Records are stored, and Purchaser shall have the right, at its own expense, to make copies of such Retained Books and Records; provided, however, that any such access or copying shall be had or done in such a manner so as not to unreasonably interfere with the normal conduct of Bayer's business, and provided further that (i) if disclosure of any information contained in the Retained Books and Records is compelled by legal process, and such information is not publicly available and disclosure thereof would adversely affect Bayer, Bayer shall have the right to contest the disclosure of such information (which it shall do promptly and with diligence or it shall forfeit such right) and shall indemnify Purchaser and its Affiliates and hold them harmless against any Losses incurred by any of them by reason of the non-disclosure of such information, and (ii) if disclosure of any such information is not compelled by legal process, Bayer shall first have the opportunity to require Purchaser not to disclose such information by agreeing in writing, in form and substance reasonably satisfactory to Purchaser, to assume any liability occasioning Purchaser's request or otherwise to indemnify Purchaser and its Affiliates and hold them harmless against any Losses incurred by any of them by reason of such non-disclosure.

          (b)  Bayer shall make available to Purchaser upon written request
(i) copies of any Retained Books and Records, (ii) personnel to assist Purchaser in locating and obtaining any Retained Books and Records, and (iii) any of its personnel whose assistance or participation is reasonably required by Purchaser or any of its Affiliates in anticipation of, or preparation for, existing or future Litigation or other matters in which Purchaser or any of its Affiliates is involved. In addition, Bayer shall otherwise cooperate with any reasonable request of Purchaser in connection with the performance, defense or discharge of the Assumed Liabilities. Purchaser shall reimburse Bayer for the reasonable out-of-pocket expenses incurred by it in performing the covenants contained in this Section 5.5(b).

                                   29


          V.6 Further Assurances. At any time or from time to time after the Closing, Bayer shall, at the request of Purchaser, execute and deliver any further instruments or documents and take all such further action as Purchaser may reasonably request in order to accomplish the consummation of the transactions contemplated hereby.

          V.7 Disclosure Schedule. At least one day prior to the Closing Date, Bayer will supplement or amend the Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule. No supplement to or amendment of the Disclosure Schedule made pursuant to this Section shall be deemed to cure any breach of any representation or warranty made in this Agreement unless Purchaser specifically agrees thereto in writing.


                              ARTICLE VI

                       COVENANTS OF PURCHASER

          Purchaser hereby covenants and agrees with Bayer as follows:

          VI.1 Cooperation by Purchaser. (a) From the date hereof and prior to the Closing, Purchaser will use its reasonable best efforts and will cooperate with Bayer, to promptly secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties, including without limitation, under the HSR Act and the antitrust laws and regulations of any applicable non-United States jurisdictions, as shall be required in order to enable Purchaser to promptly effect the transactions contemplated hereby, and will otherwise use its reasonable best efforts to cause the prompt consummation of such transactions in accordance with the terms and conditions hereof. Purchaser shall cooperate with Bayer such that initial filings required to be made pursuant to the HSR Act in connection with the transactions contemplated hereby will be made no later than December 1, 1998.

          (b) In connection with the foregoing, Purchaser shall use its reasonable best efforts to resolve objections, if any, as may be asserted with respect to the transactions contemplated hereby under any antitrust or trade or regulatory laws or regulations of any Governmental Authority.

          VI.2 Books and Records; Personnel. For a period of seven (7) years from the Closing Date:

          (a) Purchaser shall not dispose of or destroy any of the Books and Records that may be relevant to Bayer without first offering to turn over possession thereof to Bayer, at Bayer's cost, by written notice to Bayer at least thirty (30) days prior to the proposed date of such disposition or destruction.

                                   30

          (b) Purchaser shall allow Bayer and its agents reasonable access to all Books and Records in Purchaser's possession and not in Bayer's possession upon prior written notice during normal working hours at the principal place of business of the Business or at any location where any Books and Records are stored, and Bayer shall have the right, at its own expense, to make copies of any such Books and Records; provided, however, that any such access or copying shall be had or done in such a manner so as not to unduly interfere with the normal conduct of Purchaser's business, and provided further that (i) if disclosure of any information contained in the Books and Records is compelled by legal process, and such information is not publicly available and disclosure thereof would adversely affect Purchaser, Purchaser shall have the right to contest the disclosure of such information (which it shall do promptly and with diligence or it shall forfeit such right) and shall indemnify Bayer and its Affiliates and hold them harmless against any Losses incurred by any of them by reason of the non-disclosure of such information, and (ii) if disclosure of any such information is not compelled by legal process, Purchaser shall first have the opportunity to require Bayer not to disclose such information by agreeing in writing, in form and substance reasonably satisfactory to Bayer, to assume any liability occasioning Bayer's request or otherwise to indemnify Bayer and its Affiliates and hold them harmless against any Losses incurred by any of them by reason of such non-disclosure.

          (c)  Purchaser shall make available to Bayer upon written request
(i) copies of any Books and Records, (ii) Purchaser's personnel to assist Bayer in locating and obtaining any Books and Records, and (iii) any of Purchaser's personnel whose assistance or participation is reasonably required by Bayer or any of its Affiliates in anticipation of, or preparation for, existing or future Litigation or other matters in which Bayer or any of its Affiliates is involved. In addition, Purchaser shall otherwise cooperate with any reasonable request of Bayer in connection with the performance, defense or discharge of the Retained Liabilities. Bayer shall reimburse Purchaser for the reasonable out-of-pocket expenses incurred by it in performing the covenants contained in this Section 6.2(c).

          VI.3 Further Assurances. At any time or from time to time after the Closing, Purchaser shall, at the request of Bayer, execute and deliver any further instruments or documents and take all such further action as Bayer may reasonably request in order to accomplish the consummation of the transactions contemplated hereby.


                             ARTICLE VII

                         ADDITIONAL AGREEMENTS

          Bayer and Purchaser hereby covenant and agree with one another as follows:

          VII.1 Ancillary Agreements. Bayer and Purchaser shall execute and deliver:

          (a)  a supply agreement in the form attached hereto as Exhibit 7.1
(a) (the "Bayer Supply Agreement"), providing for the supply by Bayer or its Affiliates to Purchaser of specific products for resale;

                                   31

          (b) a supply agreement in the form attached hereto as Exhibit 7.1(b) (the "Purchaser Supply Agreement"), providing for the supply by Purchaser to Bayer and its Affiliates of specific products; (c) a transition services agreement in the form attached hereto as Exhibit 7.1(c) (the "Transition Services Agreement"); and

(d) a processing agreement in the form attached hereto as Exhibit 7.1(d) (the "Processing Agreement").

VII.2  Covenant Not to Compete.  (a)  For the period ending on the third
(3rd) anniversary of the Closing Date, neither Bayer nor any Subsidiary or Affiliate of Bayer, shall engage, in any geographical area in which the Business currently does business, in the Business through the manufacture (other than for Bayer's internal use), sale or distribution of any purified animal blood protein product manufactured, sold or distributed for use in diagnostic reagents or in culture media for the production of biopharmaceuticals (other than pursuant to the Ancillary Agreements); provided, however, that nothing contained herein shall preclude Bayer or any Affiliate of Bayer from acquiring any interest in any business (the "Acquired Business") some or all of the operations of which would otherwise violate the foregoing prohibitions (the "Competing Operations") so long as (i) the annual revenues attributable to the Competing Operations for its most recently completed fiscal year exceed neither (x) ten percent (10%) of the annual revenues of the Acquired Business nor (y) 100% of the annual revenues of the Business, in each such case, such annual revenues to be the annual revenues of the most recently completed fiscal year of the Acquired Business or the Business, as the case may be, or (ii) if they do, the acquiring entity divests itself of the Competing Operations as soon as practicable, but no later than twelve (12) months, after such acquisition.

          (b) For the period ending on the second (2nd) anniversary of the Closing Date, neither Bayer nor any Subsidiary or Affiliate of Bayer shall solicit any person who is an Employee (a "Restricted Employee") to leave the employ of Purchaser or any of its Subsidiaries. Bayer or any of its Subsidiaries may rehire any Restricted Employee upon the earlier to occur of
(i) the first (1st) anniversary of the date on which a Restricted Employee voluntarily terminates his or her employment with Purchaser or (ii) the second (2nd) anniversary of the Closing Date, and may rehire at any time a Restricted Employee whose employment is involuntarily terminated by Purchaser.

          (c) Without intending to limit the remedies available to Purchaser, Bayer agrees that damages at law would be an insufficient remedy to Purchaser in the event of any breach by Bayer or any Subsidiary of Bayer of this Section 7.2 and that Purchaser shall be entitled to injunctive relief or other equitable remedies in the event of any such breach (without the posting of a bond or other security).

          (d) If any of the provisions of this Section 7.2 are held to be unenforceable because of the scope, term or area of their applicability, then

                                   33

the court making such determination shall modify such scope, term or area or all of them to the extent necessary to render this Section 7.2 enforceable under applicable law, and such provisions shall then be enforced in such modified form.

          (e) Notwithstanding the foregoing, from and after the Closing Date, Bayer shall not use the names of Pentex or Ex-Cyte or any names similar thereto or variants thereof or apply to use such names in any jurisdiction.

          VII.3 Vehicle Leases. Bayer and Purchaser each covenant and agree to use reasonable commercial efforts to amend, or cause to be amended, the leases relating to the vehicles listed on Schedule 2.1(a)(ix) that are currently leased to Bayer so as to cause Purchaser to become the lessee thereof.

          VII.4 Recall and Notification In the event of a product recall, corrective action or any other customer notification arising due to a safety or quality issue and related to products of the Business both (i) manufactured by Bayer on or prior to the Closing and (ii) sold by Bayer on or before the Closing Date or sold by Purchaser on or before the one hundred fiftieth (150th) day after the Closing Date, Purchaser will administer and perform such recall, corrective action or notification program, and Bayer will reimburse Purchaser for Purchaser's reasonable, direct, out of pocket costs and expenses related to such program on the condition that either (a) such recall, corrective action or notification as performed was mandated by a Governmental Authority, or (b) such recall, corrective action or notification was administered and performed in consultation with and approved in advance by Bayer.

          VII.5 Securities Exchange Act Compliance. Bayer shall use its reasonable efforts to assist Purchaser in preparing audited financial statements of the Business in connection with the Purchaser's preparation and filing of such reports as are required under the Securities Exchange Act of 1934 after the Closing. Bayer's efforts shall include, but are not limited to, authorizing Bayer's accountants and allowing Bayer's personnel to assist Purchaser, obtaining applicable representation letters and providing such other cooperation and support as is reasonably necessary.

          VII.6 Patent License. If and to the extent Purchaser is unable to supply Bayer's quantities of cholesterol superstrate 82023 under the Purchaser Supply Agreement, for a period of three (3) consecutive months, then for the remaining life of the Patent, Purchaser hereby grants, and by execution of this Agreement does grant, to Bayer and its Affiliates a non-exclusive, royalty free, world wide license to make, have made and to use internally products whose manufacture and/or use would otherwise infringe any
claim of the Patent, subject to the provisions of Section 7.2 hereof.   The
provisions hereof shall survive the Closing.

          VII.7  Confidentiality.  (a)  Except as otherwise provided in this
Section 7.7, each of the Purchaser, on the one hand, and Bayer, on the other hand, shall keep confidential all information and records, whether written or oral, which were obtained, directly or indirectly, form the other party concerning the business of the other party ("Confidential Information") for a period of five (5) years after the Closing Date. Prior to the Closing, each of the Purchaser and Bayer shall use the Confidential Information solely in connection with its analysis and review of the transactions contemplated by this Agreement; provided, that upon and subsequent to the Closing all Confidential Information included in the Assets or provided Purchaser by Bayer under the Confidentiality Agreement shall be kept in confidence by Bayer for a period of three (3) years after the Closing, and Purchaser shall keep confidential in accordance with the terms of this Section 7.7 the information and records obtained by Purchaser pursuant to Section 5.5, for a period of five (5) years after the Closing.

          (b) Each of Purchaser and Bayer may disclose Confidential Information to any of its respective directors, officers, employees, agents, financing sources, and advisors (each a "Representative" and, collectively, the "Representatives") who need to know such Confidential Information, for the purpose of assisting such party in connection with the transactions contemplated by this Agreement; provided, however, that prior to making such disclosure, such party shall inform each such Representative of the provisions of this Section 7.7 and such party shall be responsible for any breach of this Agreement by any such Representative. The Purchaser and Bayer (the "Disclosing Party") may disclose Confidential Information if required by legal process or by operation of applicable law; provided, however, that the Disclosing Party shall first promptly advise and consult with the other party (the "Subject Party") and its counsel concerning the information the Disclosing Party proposes to disclose. The Subject Party shall have the right to seek an appropriate protective order or other remedy concerning the Confidential Information that the Disclosing Party proposes to disclose, and the Disclosing Party will cooperate with the Subject Party to obtain such protective order. In the event that such protective order or other remedy is not obtained by the Subject Party, the Disclosing Party will disclose only that portion of the Confidential Information which, the Disclosing Party is legally required to disclose, and the Disclosing Party will use all reasonable efforts to obtain assurances that confidential treatment will be accorded to such information.

          (c) The obligations of Purchaser and Bayer under this Section 7.7 do not apply to information which (i) at the time of disclosure is generally available to and known by the public or within the industry other than as a result of disclosure in violation of clause (a) or (b) of this Section 7.7 or
(ii) was or becomes available to a party on a non-confidential basis from a source other than the other party or its agents or advisors; provided, however, that such source is not bound by a confidentiality agreement or obligation of secrecy in respect thereof.

          (d) The obligations of Bayer hereunder shall not be construed to limit Bayer's ability to reenter the Business after the expiration of the covenant in Section 7.2.

          (e) Each party acknowledges and agrees that any breach by it of the provisions of this Section 7.7 will cause the other party irreparable injury and damage, for which it cannot be adequately compensated in damages. Each party, therefore, expressly agrees that the other party shall be entitled to seek injunctive relief and/or other equitable relief to prevent any anticipatory breach or continuing breach of the provisions of this
Section 7.7, or any part thereof, and to secure their enforcement.

          VII.8 Environmental Matters On or prior to the Closing, Bayer will engage a third party environmental consulting firm that is reasonably acceptable to Purchaser to collect and analyze soil samples in the areas of

                                   34

the Real Property where Bayer removed certain underground storage tanks in 1988 and where Bayer experienced a release in 1998. All costs incurred in connection with the soil sampling and analysis described in this Section 7.8 shall be borne by Bayer. Purchaser and Bayer expressly acknowledge and agree that Purchaser's receipt of the analytical results from the soil sampling described in this Section 7.8 is not a condition of the Closing.



                             ARTICLE VIII

                CONDITIONS TO PURCHASER'S OBLIGATIONS

          The obligations of Purchaser to purchase the Assets shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

          VIII.1 Representations, Warranties and Covenants of Bayer. Bayer shall have performed and complied in all material respects with all agreements, obligations, and covenants contained herein to be performed by Bayer on or prior to the Closing Date, and the representations and warranties of Bayer contained herein which are qualified as to materiality or "Material Adverse Effect" shall be true and correct in all respects and all other representations and warranties of Bayer contained herein shall be true and correct in all material respects as of the date when made and on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except (a) where the failure to be true would not (after giving effect to any adjustment with respect to Final Closing Net Assets Schedule) have a Material Adverse Effect, except with respect to agreements, obligations, covenants, representations or warranties which have been previously qualified by Material Adverse Effect, (b) as otherwise contemplated hereby and (c) to the extent that any such representations and warranties were made as of a specified date which are qualified as to materiality or "Material Adverse Effect" shall be true and correct as of the specified date and as to all other such representations and warranties, the same shall have been true in all material respects as of the specified date (except where the failure to be true would not have a Material Adverse Effect). Purchaser shall have received the Bayer Certificate.

          VIII.2 No Prohibition. No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits Purchaser from consummating the transactions contemplated hereby.

          VIII.3 Governmental Consents. The applicable waiting period under the HSR Act and any other relevant antitrust statutes shall have expired or been terminated and no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of such transactions; provided, however, that the provisions of this Section
8.3 shall not apply if Purchaser has directly or indirectly solicited or encouraged any such action.

                                   35

          VIII.4 Documents. Purchaser shall have received the documents referred to in Section 2.1(c).

          VIII.5 Title Insurance Policy. Purchaser shall be able to obtain a standard ALTA owner's title insurance policy (or an irrevocable commitment therefor) issued by Chicago Title Insurance Company, or such other nationally recognized title company as may be selected by Bayer (the "Title Company"), in the amount of $9,000,000 and dated as of the Closing Date (the "Title Insurance Policy"), insuring that Purchaser is the fee-simple owner of the Real Property free and clear of all Liens, except for Permitted Liens, Mechanics' Liens and the matters listed on Exhibit 8.5 attached hereto. If, prior to Closing, Purchaser obtains a survey that enables the Title Company to delete the standard survey exceptions from the Title Policy, (an "Approved Survey"), the term "Permitted Liens" shall also include matters that are disclosed by such survey; provided, however, that the same do not render
title unmarketable or uninsurable.   If, prior to the Closing, Purchaser does
not obtain an Approved Survey, then the term "Permitted Liens" shall also include the standard survey exceptions and all other matters that would have been disclosed by an accurate survey and inspection of the Real Property.

          VIII.6 Material Adverse Changes No event has occurred which has caused the Business, operations, assets, properties, or prospects of the business to have been materially adversely affected as a result of any event or occurrence.


                             ARTICLE IX

                  CONDITIONS TO BAYER'S OBLIGATIONS

          The obligation of Bayer to sell the Assets shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

          IX.1 Representations, Warranties and Covenants of Purchaser. Purchaser shall have performed and have complied in all material respects with all agreements, obligations and covenants contained herein to be performed by Purchaser on or prior to the Closing Date, and the representations and warranties of Purchaser contained herein which are qualified as to materiality or "Material Adverse Effect" shall be true and correct in all respects and all other representations and warranties of Purchaser contained herein shall be true and correct in all material respects as of the date when made and on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except (a) where failure to be true would not have a material adverse effect on Purchaser's ability to consummate the transactions contemplated hereby, (b) as otherwise contemplated hereby and (c) to the extent that any such representations and warranties were made as of a specified date which are qualified as to materiality or "Material Adverse Effect" shall be true and correct as of the specified date and as to all other representations and warranties the same shall have been true in all material respects as of the specified date (except where failure to be true would not have a material adverse effect on Purchaser's ability to consummate the transactions contemplated hereby). Bayer shall have received the Purchaser Certificate.

                                   36

          IX.2 No Prohibition. No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits Bayer from consummating the transactions contemplated hereby.

          IX.3 Governmental Consents. The applicable waiting period under the HSR Act and any other relevant antitrust statutes shall have expired or been terminated and no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of such transactions; provided, however, that the provisions of this Section
9.3 shall not apply if Bayer has directly or indirectly solicited or encouraged any such action.

          IX.4 Documents. Bayer shall have received the documents referred to in Section 2.1(c).


                             ARTICLE X

          EMPLOYMENT AND EMPLOYEE BENEFITS ARRANGEMENTS

          X.1 Employment. Purchaser agrees to offer employment to all Active Employees (as set forth on Exhibit 10.1 hereto) at a base salary or wage rate that is initially not less than that provided by Bayer immediately prior to closing. Purchaser agrees to offer employment to all Inactive Employees (as set forth on Exhibit 10.1 hereto) when eligible to return to active status, at a base salary or wage rate that is initially not less than that provided by Bayer immediately prior to closing. Any and all liabilities or expenses (i)relating to or arising out of the employment, or cessation of the employment, of any Active or Inactive Employee on or prior to the Closing Date or (ii) relating in any manner to employees of Bayer who are eligible for long-term disability benefits as of the Closing Date will be the sole responsibility of Bayer; provided, however, that Bayer's obligations with respect to accrued but untaken vacation and variable holidays will be assumed by Purchaser to the extent reflected in the Final Closing Net Assets Schedule. Employees who are employed at locations outside of the United States will be referred to herein as "Foreign Employees."

          X.2 Collective Bargaining Agreement. If and when Purchaser becomes a successor employer to Bayer under applicable law, it agrees, upon the request of the bargaining unit, to recognize the bargaining unit as the collective bargaining unit and negotiate in good faith.






                                   37

          X.3  Employee Benefit Plans.

          (a) Purchaser agrees to provide Non Union Represented Employees with salaries, wages, practices and benefits, which, in its sole discretion, are generally comparable in the aggregate to the salaries, wages, practices and benefits, in the aggregate, that they received as employees of Bayer immediately prior to Closing. Purchaser agrees to provide coverage for Foreign Employees under its employee benefit plans and programs and its incentive compensation plans and programs that are offered to its similarly situated employees employed in those countries. For a period of one year following the Closing Date, Employees shall be given credit, without duplication, for all service with Bayer or any Subsidiary or Affiliate of Bayer (or service credited by Bayer or any Subsidiary or Affiliate of Bayer) under (i) all employee benefit plans, programs and policies and fringe benefits of Purchaser in which the Employees become participants for purposes of eligibility and vesting and (ii) Purchaser's vacation, service award and severance plans for purposes of calculating the amount of each Employee's benefits under such plans. Furthermore, for a period of one year following the Closing Date, Purchaser will maintain a vacation policy and holiday schedule for the Employees that provides no less vacation than the current Bayer policy applicable to the Transferred Employees.

          (b) Effective as of the Closing Date, Purchaser shall cause its qualified savings plan (the "Savings Plan") to accept any rollover contribution that satisfies all applicable requirements of applicable law of any cash distribution of account balances of Employees who were participants in the Bayer Corporation Employee Savings Plan (the "Bayer Savings Plan").

          (c) Purchaser shall waive any preexisting condition limitations for such conditions covered under Bayer's medical, health or dental plans and shall honor any deductible and out-of-pocket expenses incurred by Employees and their dependents under Bayer's medical, dental or health plans during the portion of the calendar year preceding the Closing Date. Purchaser shall waive any medical certification under its group term life insurance plan for any Employees up to the amount of coverage such Employee had under Bayer's life insurance plan.

          X.4 Severance. Without limiting the generality of the foregoing provisions of this Article X, Purchaser agrees to provide severance pay and other severance benefit entitlements which may be owing to each Employee whose employment is terminated other than for cause by Purchaser or any Affiliate within one (1) year after the Closing Date, and such severance pay and severance benefit entitlements shall be determined (on an employee by employee basis) in accordance with the severance policy of Bayer applicable to such Employee as of the date hereof (copies of which have been furnished to Purchaser).

          X.5 Indemnity. Notwithstanding anything contained herein to the contrary, Purchaser shall indemnify Bayer and its Affiliates and hold each of them harmless from and against any Losses which may be incurred or suffered by any of them (a) under the Worker Adjustment and Retraining Notification Act arising out of, or relating to, any actions taken by Purchaser after the Closing Date, (b) in connection with any claim made by any Employee for any severance pay or termination pay or other severance benefit or termination

                                   38

benefit entitlement by reason of any Employee's termination or deemed termination of employment after the Closing Date for any reason, and (c) in connection with any claim made by any Employee for wrongful termination, discrimination or violation of any labor law arising out of facts which occur after the Closing Date.


                              ARTICLE XI

                    TERMINATION PRIOR TO CLOSING

          XI.1 Termination. This Agreement may be terminated at any time prior to the Closing:

          (a)  By the mutual written consent of Purchaser and Bayer; or

          (b) By either Bayer or Purchaser in writing, without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in default or in breach of this Agreement), if the Closing shall not have occurred on or before March 31, 1999; or

          (c) By either Bayer or Purchaser in writing, without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in default or in breach of this Agreement), if (a) there shall have been a material breach by the other party of any of its representations, warranties, covenants or agreements contained herein and (b) such breach would result in a failure to satisfy a condition to the terminating party's obligation to consummate the transactions provided herein.

          XI.2 Effect on Obligations. Termination of this Agreement pursuant to this Article XI shall terminate all obligations of the parties hereunder, except for the obligations under Sections 3.15, 4.6, 11.2, 13.7, 13.9, 13.10, 13.11 and the last sentence of Section 5.3; provided, however, that termination pursuant to clause (b) or (c) of Section 11.1 by reason of breaches of covenants or agreements, or by reason of a breach by Purchaser of its representations and warranties contained in Section 4.4 shall not relieve the defaulting or breaching party from any liability to the other party hereto.





                                   39


                              ARTICLE XII

                            INDEMNIFICATION

          XII.1 Survival. Except as otherwise set forth in this Section 12.1, the representations and warranties made in Articles III and IV of this Agreement shall survive the Closing and remain in full force and effect for a period of eighteen (18) months after the Closing Date and the corresponding obligation to indemnify under Sections 12.2(a) and 12.3(a) shall expire at such time unless a claim has been made prior thereto, except for the representations and warranties contained in Section 3.9 and 3.11 which shall expire on the applicable statue of limitations unless a claim has been made prior thereto and Sections 3.3, 3.14 and 3.15 which shall expire on the fifth anniversary of the Closing unless a claim has been made prior thereto.

          XII.2 Indemnification by Bayer. Subject to Section12.5, Bayer shall indemnify and hold harmless Purchaser, its Affiliates, their respective officers, directors, employees and agents from and against any and all Losses (net of (x) any Tax Benefits, and (y) insurance payments actually received in connection therewith, less costs of collection), based upon, arising out of, or resulting from, any of the following:

          (a) any breach by Bayer of any of the representations or warranties made by Bayer in this Agreement;

          (b) any failure by Bayer to perform any of its covenants or agreements contained in this Agreement;

          (c) the failure by Bayer to pay, perform or discharge when due any of the Retained Liabilities (other than matters indemnified under Section 12.2(g)); or

          (d) any product liability arising out of the manufacture, sale or use of any product of the Business that is both (i) manufactured by Bayer on or prior to the Closing Date and (ii) sold by Bayer on or before the Closing Date or sold by Purchaser on or before the one hundred fiftieth (150th) day after the Closing Date;

          (e) any Litigation to which the Purchaser or any of its Affiliates is or becomes subject to the extent relating to or arising from the conduct of the Business by Bayer on or prior to the Closing Date;

          (f) any liability or obligation relating to the operation and ownership of the Business prior to the Closing other than the Assumed Liabilities (other than matters indemnified under Section 12.2(g));

          (g) any Environmental Matter concerning or affecting the Business, the Real Property or any off-site location or locations to which Bayer transported or arranged for the transportation of Hazardous Substances generated by Bayer during Bayer's operation of the Business, to the extent arising directly or indirectly from acts, omissions, facts, circumstances, events or conditions that occurred on or prior to the Closing Date. Bayer's

                                   40

obligation to indemnify and hold Purchaser harmless as set forth in this
Section 12.2(g) shall terminate and end on the fifth anniversary of the Closing unless a claim has been made prior thereto; or

          (h)  any Mechanics' Lien, but only to the extent that it relates to
(i) an obligation that is not an Assumed Liability and (ii) work, materials or labor that does or do not relate to or arise out of the Project, which was completed or were delivered prior to the Closing.

XII.3	Indemnification by Purchaser.  Subject to Section 12.5, Purchaser shall indemnify and hold harmless Bayer, its Affiliates, their respective officers, directors, employees and agents from and against any and all Losses (net of any Tax Benefits and insurance payments actually received in connection therewith, less costs of collection) based upon or resulting from any of the following:

          (a) any breach by Purchaser of any of the representations or warranties made by Purchaser in this Agreement;

          (b) any failure by Purchaser to perform any of its covenants or agreements contained in this Agreement;

          (c) the failure by Purchaser to pay, perform or discharge when due any of the Assumed Liabilities;

          (d) any Losses suffered by Bayer or its Affiliates incurred or suffered by either of them arising out of any liability or obligation of Bayer and its Affiliates that is included as a liability in the Final Closing Net Assets Schedule;

          (e) any liability or obligation relating to the operation and ownership of the Business by the Purchaser after the Closing and not relating to any period prior to Closing other than Assumed Liabilities; or

          (f) any liability or obligation relating to or arising out of the Project, other than as a result of a breach of the representations in Section 3.28(a) hereof.

          XII.4  Claims.  When a party seeking indemnification under Sections
12.2 or 12.3 (the "Indemnified Party") receives notice of any claims made by third parties (individually, a "Third Party Claim" and collectively, "Third Party Claims") or has any other claim for indemnification other than a Third Party Claim which is to be the basis for a claim for indemnification hereunder, the Indemnified Party shall give prompt written notice thereof to the other party (the "Indemnifying Party") reasonably indicating (to the extent known) the nature of such claims and the basis thereof; provided, however, that failure of the Indemnified Party to give the Indemnifying Party prompt notice as provided herein shall not relieve the Indemnifying Party of any of its obligations hereunder unless and only to the extent that the Indemnifying Party shall have been prejudiced thereby. Upon notice from the Indemnified Party, the Indemnifying Party may, but shall not be required to, assume the defense of any such Third Party Claim, including its compromise or settlement, and the Indemnifying Party shall pay all reasonable costs and

                                   41

expenses thereof and shall be fully responsible for the outcome thereof; provided, however, that in such case and except as specifically provided below, the Indemnifying Party shall have no obligation to pay any further costs or expenses of legal counsel of the Indemnified Party thereafter incurred in connection with such defense other than reasonable costs of investigation. No compromise or settlement in respect of any Third Party Claims may be effected by the Indemnifying Party without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld), unless the sole relief is monetary damages that are paid in full by the Indemnifying Party. The Indemnifying Party shall give notice to the Indemnified Party as to its intention to assume the defense of any such Third Party Claim within thirty (30) days after the date of receipt of the Indemnified Party's notice in respect of such Third Party Claim. If the Indemnifying Party does not, within thirty (30) days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its assumption of the defense of the Third Party Claim, the Indemnifying Party shall be deemed to have waived its rights to control the defense thereof. If the Indemnified Party assumes the defense of any Third Party Claim because of the failure of the Indemnifying Party to do so in accordance with this
Section 12.4, it may do so in such reasonable manner as it may deem appropriate, and the Indemnifying Party shall pay all reasonable costs and expenses of such defense as they are incurred. The Indemnifying Party shall have no liability with respect to any compromise or settlement thereof effected without its prior written consent (which consent shall not be unreasonably withheld or delayed), unless the sole relief granted was equitable relief for which it would have no liability or to which it would not be subject. The Indemnified Party may participate in defense of a Third Party Claim (which has been assumed by the Indemnifying Party) through the Indemnified Party's own counsel, but at its own expense unless (i) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party or (ii) the named parties in such Third Party Claim include both the Indemnified Party and the Indemnifying Party and such Indemnified Party has been advised in writing by its counsel that there may be conflicting interests between the Indemnified Party and the Indemnifying Party in the legal defense of such Third Party Claim. In connection with any Environmental Matter, the party defending against the claim shall use all reasonable efforts to obtain for the non-defending party any applicable contribution protection.

          XII.5 Limitations on Indemnification. (a) The provisions for indemnity under Sections 12.2(a), 12.2(b), 12.2(g), 12.3(a) and 12.3(b), as
the case may be, shall be effective only when the aggregate amount of all Losses for which indemnification is sought from Bayer or Purchaser under Sections 12.2(a), 12.2(b), 12.2(g), 12.3(a) and 12.3(b), as the case may be, exceeds one and one-half percent (1 1/2%) of the Purchase Price, in which case the Indemnified Party shall be entitled to indemnification of its Losses in an amount in excess of three quarters of one percent (.75%) of the Purchase Price. The indemnification obligations of Indemnified Party's Losses pursuant to Sections 12.2(a), 12.2(b), 12.2(g), 12.3(a) and 12.3(b),
as the case may be, shall be effective only until the dollar amount paid by the Indemnifying Party in respect of the Losses indemnified against under such Sections aggregates to twenty-five percent (25%) of the Purchase Price ("Indemnity Cap"); provided, however, that in no event shall more than $2,000,000 of such Indemnity Cap be available for indemnification of Losses related to any breach of the representations and warranties contained in
Section 3.28. The limitations set forth in Section 12.5 shall not apply to a breach of the covenants in Sections 2.5(e) or (f).

                                   42

          (b) An Indemnifying Party shall not be liable for any individual claim under Sections 12.2(a), 12.2(b), 12.2(g), 12.3(a) and 12.3(b) that does not exceed Ten Thousand Dollars ($10,000).

          (c) Each of the parties hereto acknowledges and agrees that, from and after the Closing, its sole and exclusive remedy with respect to any and all claims relating to the breach of representations, warranties and covenants contained in this Agreement and in any Ancillary Document shall be pursuant to the indemnification provisions set forth in this Article XII, in
Section 13.6, Section 10.5 and Section 2.2(c). In furtherance of the foregoing, each of the parties hereto hereby waives, to the fullest extent permitted under applicable law, any and all other rights, claims and causes of action it may have, from and after the Closing, against the other party or their respective officers, directors, employees, agents, representatives and Affiliates arising from the breach of representations, warranties and covenants contained in this Agreement and in any Ancillary Document. Each of the parties hereto further acknowledges and agrees that the rights accorded it under this Agreement are its sole and exclusive remedy with respect to any Environmental Matters relating to the Business, and hereby waives and releases any other claim, demand or cause of action it may now or in the future have with respect to any such Environmental Matters, including without limitation any such claim, demand or cause of action pursuant to any Environmental Laws (as they have been or may in the future be in effect).

          XII.6 Title Defects; Sole Remedy. Notwithstanding anything in this Agreement to the contrary, if any breach of any covenant, warranty or representation in this Agreement is caused by reason of the fact that the Real Property, or any portion thereof, is subject to any lien or encumbrance (other than a Curable Matter) which is not one of the Permitted Liens, the sole remedy of Purchaser (i) with respect to any such failure or breach that is discovered prior to the Closing, shall be to elect promptly either to terminate this Agreement (but only if such failure or breach is material) or to proceed with the Closing without any adjustment of the Purchase Price, in which event the matter(s) which caused such breach shall be deemed for all purposes to be included within the term "Permitted Liens" and (ii) with respect to any such failure or breach that is discovered after the Closing, shall be to pursue its remedies, if any, for breach of the limited warranty in the Deed. The term "Curable Matter" means any lien created by Bayer in connection with a monetary debt, but only if the exact amount of such debt can be ascertained at the time of the Closing or any other lien or encumbrance, the cure of which (A) can be accomplished prior to the Closing Date, (B) is within the absolute control of Bayer and (C) will not require Bayer to spend or incur any sum or obligation that is in excess of forty-five thousand dollars ($45,000). At the Closing, Bayer shall use reasonable best efforts to cure any matter that is a Curable Matter at or prior to the Closing.

          XII.7 Right to Contest Mechanics Liens. Notwithstanding anything in this Agreement to the contrary, Bayer shall have the right, at its option, to (a) contest (for so long as Bayer reasonably deems necessary) the validity, amount and any other aspect of any Mechanics' Lien which Bayer, in its reasonable judgment, determines should be contested and (b) provide a bond, title insurance and any other relief which Bayer elects to provide with

                                   43

respect to any Mechanics' Lien in order to mitigate any damages for which it may be liable to Purchaser under Section 12.2(h) hereof.



                             ARTICLE XIII

                            MISCELLANEOUS

          XIII.1 Interpretive Provisions. Whenever used in this Agreement, "to Bayer's knowledge" or "to the knowledge of Bayer" shall mean the actual knowledge at the date of this Agreement of those persons who are listed on
Exhibit 13.1 and shall only include their actual knowledge obtained in their respective capacities as such.

          XIII.2 Entire Agreement. This Agreement (including the Disclosure Schedule and all Exhibits and Annexes hereto), the Ancillary Agreements and the Confidentiality Agreement constitute the sole understanding of the parties with respect to the subject matter hereof. Matters disclosed by Bayer to Purchaser pursuant to any Section of this Agreement or the Disclosure Schedule shall be deemed to be disclosed with respect to all Sections of this Agreement or the Disclosure Schedule.

          XIII.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that this Agreement may not be assigned by Purchaser without the prior written consent of Bayer, except that Purchaser may, at its election, (i) assign this Agreement, in whole or in part, to any one or more Subsidiaries so long as such assignment does not have any adverse consequences to Bayer or any of its Affiliates (including, without limitation, any adverse tax consequences or any adverse effect on the ability of Purchaser to consummate (or timely consummate) the transactions contemplated hereby) and (ii) assign its rights under the Agreement after the Closing to any party that acquires all or substantially all of the Business, but no such assignment of this Agreement or any of the rights or obligations hereunder shall relieve Purchaser of its obligations under this Agreement.

          XIII.4 Headings. The headings of the Articles, Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

          XIII.5 Modification and Waiver. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof, (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

                                   44

          XIII.6 Bulk Transfer Laws. Purchaser hereby waives compliance by Bayer with the provisions of any so-called bulk transfer law in any jurisdiction in connection with the transactions contemplated hereby, and Bayer hereby agrees to indemnify Purchaser and hold it harmless from and against any Losses which may be incurred or suffered by Purchaser as a result of or arising from such waiver of compliance by Bayer.

          XIII.7 Expenses. Except as otherwise provided herein, Bayer and Purchaser shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees and expenses of its own financial consultants, accountants and counsel.

          XIII.8 Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any other person or entity any rights or remedies of and nature whatsoever under or by reason of this Agreement.

          XIII.9 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be given by delivery in person, by electronic facsimile transmission, telegram or overnight courier, if to Bayer, to:

                Bayer Corporation
                511 Benedict Avenue
                Tarrytown, NY  10591-5097

                Attention:  Vice President & Assistant General Counsel
                Telecopy:  (914) 524-3594

                with copies to:

                Bayer Corporation
                100 Bayer Road
                Pittsburgh, PA  15205-9741

                Attention:  General Counsel
                Telecopy:  (412) 778-4417









                                   45


                and

                Charles A. Schliebs, Esq.
                Jones, Day, Reavis & Pogue
                One Mellon Bank Center
                Pittsburgh, PA  15219

                Telecopy:  (412) 394-7959


          if to Purchaser, to:

                Serologicals Corporation
                780 Park North Boulevard, Suite 110
                Clarkston, Georgia  30021

                Attention:  Russell H. Plumb
                Telecopy:  (404) 297-8044


                with a copy to:

                David S. Rosenthal, Esq.
                Swidler Berlin Shereff Friedman, LLP
                919 Third Avenue
                New York, NY  10022

                Telecopy:  (212) 758-9526

or at such other address for a party as shall be specified by like notice. The date of giving any such notice shall be the date of hand delivery, the date sent by electronic facsimile transmission or telegram or the day after delivery to the overnight courier service.

          XIII.10 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York (without regard for conflicts of laws principles) applicable to agreements made and to be performed wholly within such jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States, in each case located in the County of New York, for any Litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 13.9 shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or

                                   46

the United States, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

          XIII.11 Public Announcements. Neither Bayer nor Purchaser shall make any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby, without the prior written consent of the other party (which consent shall not be unreasonably withheld) except as may be required by applicable law including, but not limited to, the Securities and Exchange Commission and the Nasdaq National Market. If a public statement is required to be made pursuant to the foregoing sentence, the parties shall consult with each other, to the extent reasonably practicable in advance as to the contents and timing thereof.

          XIII.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

                 [Remainder of page intentionally left blank.]


                                   47


IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.


                           BAYER CORPORATION



                            By: /s/W. Michael Weber
                                --------------------------------
                                Name:  W. Michael Weber
                                Title: Senior Vice President


                           SEROLOGICALS CORPORATION



                            By: /s/Russell H. Plumb
                               ----------------------------------
                               Name:  Russell H. Plumb
                               Title: Vice President, Finance and
                                      Chief Financial Officer


























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